Exhibit 4.4

TOWER AUTOMOTIVE HOLDINGS USA, LLC

and

TA HOLDINGS FINANCE, INC.,

as Issuers,

the Guarantors party hereto

and

WILMINGTON TRUST FSB

as Trustee and Collateral Agent

Indenture

Dated as of August 24, 2010

10.625%

Senior Secured Notes

Due 2017

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections
§310	(a)	7.10
	(b)	7.08
§311		7.03
§312		12.02
§313		7.06
§314	(a)	4, 4.02
	(c)	12.04
	(e)	12.05
§315	(a)	7.01, 7.02
	(b)	7.02, 7.05
	(c)	7.01
	(d)	7.02
	(e)	6.12, 7.02
§316	(a)	2.05, 6.02, 6.04, 6.05
	(b)	6.06, 6.07
	(c)	12.02
§317	(a) (1)	6.08
	(a) (2)	6.09
	(b)	2.03
§318		12.01

2

RECITALS

3

4

5

6

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	OID Legend
EXHIBIT F	Regulation S Certificate
EXHIBIT G	Rule 144A Certificate
EXHIBIT H	Institutional Accredited Investor Certificate
EXHIBIT I	Certificate of Beneficial Ownership
EXHIBIT J	Temporary Offshore Global Note Legend

7

INDENTURE, dated as of August 24, 2010, between Tower Automotive USA Holdings, LLC, a limited liability company organized under the laws of Delaware, and TA Holdings Finance, Inc., a Delaware corporation, as issuers (collectively, the “Issuers”), the Guarantors party hereto and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of $430,000,000 in aggregate principal amount of the Issuers’ 10.625% Senior Secured Notes Due 2017, and, if and when issued, any Additional Notes as provided in this Indenture (the “Notes”). All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done, and the Issuers have done all things necessary to make the Notes (and in the case of any Additional Notes, when duly authorized), when executed by the Issuers and authenticated and delivered by the Trustee and duly issued by the Issuers, the valid obligations of the Issuers as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Notes Guarantees, when the Notes are executed by the Issuers and authenticated and delivered by the Trustee and duly issued by the Issuers, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the TIA that are required to be a part of and govern indentures qualified under the TIA, excluding Sections 314(b) and 314(d) thereof (so long as this Indenture is not qualified pursuant to the TIA).

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“ABL Agent” means the representative(s) from time to time administrating the Collateral on behalf of the lenders under the ABL Facility. For the avoidance of doubt, to the extent that more than one Credit Facilities then constitute the ABL Facility, the term “ABL Agent” shall refer each of the respective representative(s) from time to time administrating the Collateral on behalf of the lenders under each such Credit Facility (or the authorized representative of such representatives).

“ABL Facility” means the Revolving Credit and Guaranty Agreement, dated as of July 31, 2007, as amended, by and among Tower Automotive Holdings USA, LLC, as borrower, the Guarantors, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as such agreement may be amended (including any amendment and restatement thereof), supplemented, replaced, renewed, refinanced, extended or otherwise modified from time to time. For avoidance of doubt, the term “ABL Facility” includes each Credit Facility that Refinances all or a portion of the ABL Facility (and any successive Refinancings thereof).

“ABL Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the Issue Date, among the ABL Agent, on its own behalf and in its capacity as representative of the ABL Secured Parties, the Collateral Agent, on its own behalf and in its capacity as representative of the Notes Secured Parties, the Synthetic Letter of Credit Facility Agent, on its own behalf and in its capacity as representative of the Synthetic Letter of Credit Secured Parties, Parent, the Issuers and the Subsidiary Guarantors, as amended, amended and restated, supplemented or otherwise modified from time to time.

“ABL Obligations” means (i) all Indebtedness and other Obligations under the ABL Facility, (ii) all Banking Services Obligations and (iii) all Secured Hedging Obligations.

“ABL Obligations Liens” means the Liens granted, or purported to be granted, pursuant to the ABL Obligations Security Documents securing any ABL Obligations.

“ABL Obligations Security Documents” means each agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing ABL Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the Collateral securing ABL Obligations.

“ABL Priority Collateral” includes (i) all present and after-acquired Inventory, Accounts, related contracts and other rights, cash, Deposit Accounts, Securities Accounts, machinery and Equipment, together with all Proceeds of the foregoing (with each such capitalized term having the meaning set forth in the Uniform Commercial Code as in effect in the State of New York) but excluding the Term Proceeds Account and any cash or funds held in any Deposit or Securities Account that constitutes Proceeds of Term Priority Collateral and (ii) all interests in real property (including any fixtures attached thereto) to the extent that a Lien has been (or is hereafter) granted thereon by any Issuer or Subsidiary Guarantor to secure any Secured Obligations (including, as of the Issue Date, the Existing Real Property Collateral), in each case of the Issuers and the Subsidiary Guarantors and subject to the exceptions set forth in the applicable Security Documents. For the avoidance of doubt, unless otherwise agreed by the requisite lenders under the Existing ABL Facility after the Issue Date, all “ABL Collateral” (as defined in the Existing Intercreditor Agreement) and the proceeds thereof shall continue to be included in the ABL Priority Collateral.

“ABL Secured Parties” means the holders of the ABL Obligations.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness) to be used by an Issuer or a Restricted Subsidiary;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by an Issuer or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes, having identical terms and conditions to the Initial Notes, or identical to the Initial Notes in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Notes.

“Additional Term Obligations” means any Term Obligations that are Incurred after the Issue Date (other than Indebtedness Incurred under the Synthetic Letter of Credit Facility and Indebtedness in respect of Additional Notes) and secured by Liens on the Common Collateral which are pari passu with the Liens securing the Notes Obligations granted pursuant to the Security Documents.

“Additional Term Secured Parties” means the holders of the Additional Term Obligations.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Hedging Obligations” means, with respect to any Person, all Obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (other than any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Issuer or any Subsidiary Guarantor) and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing transactions.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of sales, leases, transfers or dispositions that are part of a common plan) by an Issuer, Parent, or any Subsidiary of Parent that owns any Capital Stock of a Restricted Subsidiary, (if involving (1) below) or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of an Issuer or a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Parent, an Issuer, or a Restricted Subsidiary),

(2) all or substantially all the assets of any division or line of business of any Issuer or any Restricted Subsidiary, or

(3) any other assets of any Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuers or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to any of the Issuers or by any of the Issuers or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of Section 4.12 only, a disposition subject to Section 4.07 or a Permitted Investment;

(C) a disposition of assets with a Fair Market Value of less than $10.0 million;

(D) a sale of accounts receivable and related assets pursuant to factoring programs on customary market terms for such transactions and with respect to receivables of, and generated by, a Foreign Subsidiary;

(E) any sale, lease, transfer or other disposition of assets of a Foreign Subsidiary of Parent (but not Capital Stock of a Foreign Subsidiary held by Parent) to Joint Ventures that are not Restricted Subsidiaries so long as such Foreign Subsidiary has received Fair Market Value for such assets;

(F) the exchange or transfer within China of Chinese Acceptance Notes by Chinese Subsidiaries of Parent;

(G) a disposition of all or substantially all the Issuers’ and the Restricted Subsidiaries’ assets (as determined on a Consolidated basis) in accordance with Article 5;

(H) sales or other dispositions of cash or Temporary Cash Investments;

(I) the sale and leaseback of any property, plant or equipment within 180 days after the acquisition or completion of construction of such property, plant or equipment or improvements thereto (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be;

(J) the sale or other disposition of obsolete or permanently retired equipment, and the sale or other disposition of assets that, in the good faith judgment of the Board of Directors, are no longer used or useful in the business of the Issuers or the Restricted Subsidiaries;

(K) any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Board of Directors, such Issuer or such Restricted Subsidiary receives equipment having a Fair Market Value equal to or greater than the equipment being traded in;

(L) the concurrent sale (or exchange of assets of any Issuer or any Restricted Subsidiary) and receipt of Additional Assets to be acquired from another Person to the extent that the Additional Assets received by any Issuers or any of the Restricted Subsidiaries are of equivalent or better Fair Market Value than the assets disposed of in such transaction;

(M) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) in accordance with the provisions of this Indenture;

(N) any transfer, conveyance, sale or other disposition of property or assets consisting of auction rate securities for Fair Market Value; and

(O) the unwinding of any Hedging Obligations.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and

(ii) the Attributable Debt determined assuming no such termination.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Authorized Representative” means (a) in the case of any obligations under the First Lien Term Loan Agreement or the secured parties under the First Lien Term Loan Agreement, the Synthetic Letter of Credit Facility Agent, (b) in the case of the Notes Obligations, the Collateral Agent, (c) in the case of the ABL Facility, the ABL Agent and (d) in the case of any Series of Additional Term Obligations that become subject to the Term Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Authorized Term Collateral Agent” shall have the meaning ascribed to such term in the Term Intercreditor Agreement.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2) the sum of all such payments.

“Banking Services” means each and any of the following bank services provided to any Issuer or any guarantor of the Obligations under the Existing ABL Facility or the First Lien Term Loan Agreement by any Person that is (i) a lender under the Existing ABL Facility or a holder of Obligations under the First Lien Term Loan Agreement or (ii) an Affiliate of a Person described in clause (i): (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended from time to time.

“Board of Directors” means: (a) with respect to an Issuer, its board of directors or, if any Issuers do not have a board of directors, the board of directors or managers of Parent, as the case may be; (b) with respect to Parent, its board of directors or managers, as the case may be; and (c) with respect to any other Person, (1) if the Person is a corporation, the board of directors of the corporation,

(2) if the Person is a partnership, the board of directors of the general partner of the partnership, (3) if the Person is a member managed limited liability company, the Board of Directors of its managing member, and (4) with respect to any other Person, the board or committee of such Person serving a similar function. Board of Directors shall also include any committee thereof duly authorized to act on behalf of the Board of Directors.

“Business Day” means each day which is not a Legal Holiday.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Chinese Acceptance Notes” means acceptance notes issued by Chinese banks in the ordinary course of business for the account of any direct or indirect Chinese Subsidiary of Parent or customers thereof to effect the current payment of goods and services in accordance with customary trade terms in China.

“Chinese Subsidiary” means any Restricted Subsidiary of Parent that was formed under the laws of the People’s Republic of China.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it, and thereafter, means such successor or assign.

“Common Collateral” means, at any time, all assets of the Issuers and the Subsidiary Guarantors on which Liens have been granted (x) to secure both Term Obligations and ABL Obligations or (y) to secure two or more series of Term Obligations.

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (2) of the definition of “Adjusted Treasury Rate” is applicable, the average of three, or if not possible, such lesser number as is obtained by the Issuers, Reference Treasury Dealer Quotations for such Redemption Date.

“Consolidated Income Taxes” means, for any period, taxes imposed upon the Issuers and the Restricted Subsidiaries (including their Subsidiaries) or other payments required to be made by the Issuers or the Restricted Subsidiaries (including their Subsidiaries) by or to any governmental authority or otherwise which taxes or other payments are calculated by reference to the income, gross receipts or profits or capital of the Issuers and the Restricted Subsidiaries (including their Subsidiaries) (to the extent such income, gross receipts or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise, and similar taxes and tax distributions made to the holders of Capital Stock of the Issuers or the Restricted Subsidiaries (including their Subsidiaries) or direct or indirect parents of the Issuers or the Restricted Subsidiaries (including their Subsidiaries) and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Coverage Ratio” as of any date of determination means the ratio of:

(1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available, taken as one accounting period, to

(2) Consolidated Interest Expense for such four fiscal quarters, taken as one accounting period; provided, however, that:

(A) if any Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(B) if any Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if such Issuer or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(C) if since the beginning of such period any Issuer or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of any Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuers and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuers and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(D) if since the beginning of such period any Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(E) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into any Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by any Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, Asset Disposition or other Investment, the amount of income, EBITDA or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Issuers; provided that any pro forma adjustments shall be limited to those that are (a) reasonably identifiable and factually supportable, and (b) have occurred or are reasonably expected to occur in the twelve months following the applicable date of such calculation, in the reasonable judgment of a Financial Officer of the Issuers. For the avoidance of doubt, such pro forma adjustments may include, among other things, any cost savings or synergies that are reasonably expected to result or be derived from any applicable transaction.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness is Incurred or repaid under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuers and the Restricted Subsidiaries (on a Consolidated basis), plus, to the extent Incurred by the Issuers and the Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale and Leaseback Transaction that does not result in a Capitalized Lease Obligation,

(2) amortization of debt discount and debt issuance costs,

(3) capitalized interest,

(4) non-cash interest expense,

(5) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) any Issuer or any Restricted Subsidiary and such Indebtedness is in Default under its terms or any payment is actually made in respect of such Guarantee,

(7) net payments made or received pursuant to Hedging Obligations under Interest Rate Agreements (including amortization of fees),

(8) dividends paid in cash or Disqualified Stock in respect of all Preferred Stock, in each case held by Persons other than an Issuer or a Restricted Subsidiary, and

(9) interest Incurred in connection with Investments in discontinued operations,

and less, to the extent included in such total interest expense, (A) any breakage costs of Hedging Obligations terminated in connection with the offering of the Notes on the Issue Date and the application of the net proceeds therefrom, (B) the amortization during such period of capitalized financing costs, provided, however, that, for any financing consummated after the Issue Date, the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs and (C) any accrued interest expense subsequently discharged pursuant to applicable bankruptcy provisions. Notwithstanding anything to the contrary contained in this Indenture, the calculation of Consolidated Interest Expense for any period shall be net of any interest income during such period.

“Consolidated Net Income” means, for any period, the net income of the Issuers and the Restricted Subsidiaries (on a Consolidated basis) for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Issuers) if such Person is not a Restricted Subsidiary, except that:

(A) the Issuers’ or the Restricted Subsidiaries’ equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuers or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below);

(B) the Issuers’ or the Restricted Subsidiaries’ equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuers or a Restricted Subsidiary; and

(C) the Issuers’ or any Restricted Subsidiary’s equity in the net income of a Joint Venture that is not a Restricted Subsidiary shall be included in such Consolidated Net Income to the extent permissible under GAAP; provided, however, that such equity in the net income of such Joint Venture shall not be included if cash equal to such equity in the net income of such Joint Venture is not readily procurable by the Issuers or any Restricted Subsidiary from such Joint Venture;

(2) any net income (or loss) of any Person acquired by the Issuers, the Restricted Subsidiaries or a Subsidiary thereof in a pooling of interests transaction for any period prior to the date of such acquisition;

(3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions on the payment of dividends or the making of distributions or contributions by such Restricted Subsidiary, directly or indirectly, to the Issuers (but, in the case of any Foreign Subsidiary, only to the extent that the payment of cash dividends or the making of cash distributions or cash contributions, in each case equal to such net income (or a portion thereof) for such period, by such Foreign Subsidiary to the Issuers is contractually restricted (with the amount of such cash payments that is contractually restricted being determined in good faith by a Financial Officer of the Issuers)), except that:

(A) the equity in the net income of any such Restricted Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed or contributed by such Restricted Subsidiary during such period to an Issuer or another Restricted Subsidiary (not subject to the restrictions set forth in (3) above) as a dividend or other distribution or contribution (subject, in the case of a dividend or other distribution or contribution made to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the net loss of any such Restricted Subsidiary for such period shall not be excluded in determining such Consolidated Net Income; provided, however, that such net losses may be applied to the computation of Consolidated Net Income in subsequent periods (i) if Consolidated Net Income in any period is zero or less or (ii) to the extent that the application of such losses in any period would reduce Consolidated Net Income for such period to less than zero;

(4) any gain (or loss) realized upon the sale or other disposition of any asset of any of the Issuers or the Restricted Subsidiaries or their Consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expenses (including the effect of all fees and expenses relating thereto), including, without limitation, any expenses related to any reconstruction, any severance or relocation expenses and fees, any restructuring costs, any retention payments, any fees, expenses or charges related to any Equity Offering, Investment, acquisition (including earn-out provisions) or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful);

(6) any non-cash compensation expense realized from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Issuers or any Restricted Subsidiaries;

(7) cash compensation, costs, charges and expenses related to the Special Incentive Program in an amount not to exceed $7.0 million, the Value Creation Plan in an amount not to exceed $5.5 million and the Supplemental Value Creation Program in an amount not to exceed $7.5 million, each as described in the offering memorandum dated August 13, 2010 for the Initial Notes under “Compensation discussion and analysis—Compensation for employees who are not named executive officers or directors—Special incentive plan, value creation plan, supplemental value creation program”;

(8) any non-cash FASB ASC 815 Derivatives and Hedging income (or loss) related to hedging activities;

(9) the effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

(10) any non-cash impairment charges or asset write-off resulting from the application of FASB ASC 350 Goodwill Impairment and FASB ASC 360 Impairment of Long-Lived Assets;

(11) the cumulative effect of a change in accounting principles; and

(12) any non-cash dividends or distributions on any Preferred Stock made by the Issuers and the Restricted Subsidiaries.

“Consolidated Non-cash Charges” means for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent (all for the avoidance of doubt to the extent such expense is non-cash) and other non-cash expenses of the Issuers and the Restricted Subsidiaries reducing Consolidated Net Income for such period on a Consolidated basis and otherwise determined in accordance with GAAP, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under FASB ASC 815 Derivatives and Hedging and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) the sum of, without duplication (i) total Consolidated Indebtedness of the Issuers and the Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available, and (ii) total Indebtedness of the Restricted Subsidiaries excluding the Subsidiary Guarantors as of the end of the most recent fiscal period for which internal financial statements are available, to (b) the aggregate amount of EBITDA for the then most recent four fiscal quarters for which financial statements of Parent and its Subsidiaries are available, with such pro forma adjustments to Consolidated Indebtedness and EBITDA as are consistent with the adjustment provisions set forth in the definition of Consolidated Interest Coverage Ratio (except that, for purposes of determining the amount of total Consolidated Indebtedness pursuant to clause (a) of this definition, the amount of revolving Indebtedness under the Credit Facilities and any other revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the most recent four fiscal quarters for which financial statements of Parent and its Subsidiaries are available).

“Consolidated Total Assets” means the total Consolidated assets of the Issuers and the Restricted Subsidiaries, as shown on the most recent balance sheet of Parent.

“consolidation” means, unless the context otherwise requires, the combination (but without duplication) of (1) in the case of the Parent, the accounts of each of the Parent and each of the Restricted Subsidiaries with those of the Issuers, (2) in the case of the Issuers, the accounts of each of the Restricted Subsidiaries with those of the Issuers and (3) in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Issuers or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an Investment. The terms “consolidate” and “consolidated” have a correlative meaning.

“Controlling Term Secured Parties” means, with respect to any Common Collateral, holders of the Series of Term Obligations whose Authorized Representative is the Authorized Term Collateral Agent for such Common Collateral.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.

“Credit Facilities” means (1) the ABL Facility, (2) the Synthetic Letter of Credit Facility and (3) whether or not any of the credit facilities agreement referred to in clause (1) or (2) remains outstanding, if designated by the Issuers to be included in the definition of “Credit Facilities,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, Notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Issuers or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3) is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of the Notes.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States, any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“EBITDA” means Consolidated Net Income for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Income Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) the amount of any minority interest expense; plus

(5) any non-cash ASC 830 foreign currency income (or loss) related to the mark-to-market of Indebtedness denominated in a currency other than U.S. Dollars; plus

(6) any costs, expenses (or revenue offsets) attributable to accelerated payments on the accounts receivable of the Issuers and the Restricted Subsidiaries; plus

(7) the amount of taxes incurred or the tax effect in respect of the items set forth in clauses (5) and (9) of “Consolidated Net Income”; plus/minus

(8) gains or losses due solely to fluctuations in currency values and the related tax effects; minus

(9) all non-cash items of income of the Issuers and the Restricted Subsidiaries, on a Consolidated basis, in each case for such period, other than (i) the accrual of revenue consistent with past practice and (ii) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase EBITDA in a prior period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended or contributed to the Issuers by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or (B) in the case of any Foreign Subsidiary, the payment of cash dividends or the making of cash distributions or contributions, in each case in a corresponding amount, by such Foreign Subsidiary to the Issuers is not contractually restricted (as determined in good faith by a Financial Officer of the Issuers); provided that to the extent cash of such Foreign Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (3) of the definition of “Consolidated Net Income,” such cash shall not be taken into account for the purposes of determining the amount of cash that is not contractually restricted under this clause (B).

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Parent or any Affiliate of the Parent (to the

extent the proceeds thereof are contributed to the common equity of the Issuers or a Restricted Subsidiary).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing ABL Facility” means the Revolving Credit and Guaranty Agreement, dated as of July 31, 2007, as amended, by and among Tower Automotive Holdings USA, LLC, as borrower, the Guarantors, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

“Existing Intercreditor Agreement” means the Intercreditor Agreement, dated as of July 31, 2007, as amended, by and among Parent, Tower Automotive Holdings USA, LLC, the other Subsidiaries of Parent party thereto, JPMorgan Chase Bank, N.A. and Goldman Sachs Credit Partners L.P., as in effect immediately prior to the Issue Date.

“Existing Real Property Collateral” means the three real properties owned in fee, located in Kentucky, Michigan and Ohio, and the one leasehold interest located in Mississippi which in each case have been mortgaged by a Subsidiary Guarantor prior to the Issue Date to secure the ABL Obligations (on a first priority basis) and the Obligations under the First Lien Term Loan Agreement (on a second priority basis).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in this Indenture, determined in good faith by a Financial Officer of the Issuers or by the Board of Directors. Fair Market Value (other than of any asset with a public trading market) of any asset or property (or group of assets or property subject to an event giving rise to a requirement in this Indenture that “Fair Market Value” be determined) in excess of $150.0 million shall be determined by the Board of Directors of the Issuers or a duly authorized committee thereof.

“Financial Officer” means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of each of the Issuers.

“First Lien Term Loan Agreement” means the First Lien Term Loan and Guaranty Agreement, dated as of July 31, 2007, as amended, among Tower Automotive Holdings USA, LLC and Tower Automotive Holdings Europe B.V., as borrowers, the guarantors party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as such agreement may be amended (including any amendment and restatement thereof), supplemented, replaced, renewed, refinanced, extended or otherwise modified from time to time.

“First Priority Lien” means any Lien on any Type of Common Collateral securing any First Priority Obligation with respect to such Type of Common Collateral.

“First Priority Obligations” means (i) with respect to the ABL Priority Collateral, all ABL Obligations and (ii) with respect to the Term Priority Collateral, all Term Obligations.

“First Priority Secured Party” means, with respect to each Type of Common Collateral, the holders of the First Priority Obligations with respect to such Common Collateral.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Person Guaranteeing any obligation.

“Guarantors” means Parent and all of Parent’s Domestic Subsidiaries that are guarantors under the Existing ABL Facility.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, any hedging agreements relating to commodities, energy or raw materials, or any hedging agreement entered into in connection with the issuance of convertible debt.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1) the principal of and premium (if any, to the extent such premium is determinable) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any, to the extent such premium is determinable) in respect of obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments;

(3) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, bank guarantee, bankers’ acceptance or similar credit transaction); provided, that the undrawn face amount of all outstanding Synthetic Letters of Credit and the obligations of an Issuer or any Subsidiary in respect of any unreimbursed drawing in respect of Synthetic Letters of Credit shall constitute Indebtedness (all such Indebtedness, “Synthetic LC Indebtedness”);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Capitalized Lease Obligations and Attributable Debt of such Person;

(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

(7) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person pursuant to this clause (7) shall be the lesser of:

(A) the Fair Market Value of such asset at such date of determination and

(B) the amount of such indebtedness of such other Persons so secured;

(8) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(9) all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the acquisition by the Issuers or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet, such payment depends on the performance of such business after the closing of the acquisition or such post-closing payment is otherwise contingent upon events outside the control of the purchaser; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter. In addition, the term “Indebtedness” will exclude obligations of Chinese Subsidiaries in respect of Chinese Acceptance Notes in the ordinary course of business.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Public Offering” means the initial public offering by Parent or an Affiliate of Parent, but not including the initial public offering of another portfolio company of the Sponsor.

“Initial Purchasers” means the initial purchasers listed on Schedule 1 to the Purchase Agreement, dated as of August 13, 2010, among the Issuers, Parent, the Subsidiary Guarantors and the representative of such initial purchasers relating to the sale of the Initial Notes by the Issuers.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Intercompany Receivables Collateral” means all intercompany receivables owed to any Issuer or any Subsidiary Guarantor by any Foreign Subsidiary.

“Interest Payment Date” means each September 1 and March 1 of each year, commencing March 1, 2011.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB (or the equivalent) by Standard & Poor’s, or an equivalent rating by any other Rating Agency.

“Issue Date” means August 24, 2010, the date the Initial Notes were first issued under this Indenture.

“Issuers” means Tower Automotive Holdings USA, LLC and TA Holdings Finance, Inc. and not any of their respective Subsidiaries (other than TA Holdings Finance, Inc. in the case of Tower Automotive Holdings USA, LLC).

“Joint Venture” means any joint venture or similar entity; provided, however, that the Issuers or a Restricted Subsidiary owns, through securities or otherwise, at least 25% of the voting or economic interests of the joint venture or similar entity.

“Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any contribution made by an owner of Capital Stock, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Issuers, Parent or any Restricted Subsidiaries in respect of any Asset Disposition

(including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the costs (including, without limitation attorney’s fees, accountants’ fees, commissions, consultant and other fees actually incurred) relating to such Asset Disposition, and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to paragraph (b) of Section 4.12) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuers as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by any Issuer, Parent (solely in the case of an Asset Disposition pursuant to clause (1) of the definition thereof), or a Restricted Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Controlling Term Secured Parties” means, with respect to any Common Collateral, the Term Secured Parties which are not Controlling Term Secured Parties with respect to such Common Collateral.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Notes Obligations” means the obligations of the Issuers under the Notes, this Indenture and the Security Documents and the obligations of the Guarantors under the Notes Guarantees (including without limitation, the fees and expenses of the Trustee, the Collateral Agent and any of their counsel, agents and professional advisers).

“Notes Secured Parties” means the Holders of the Notes, the Trustee or the Collateral Agent.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” of each the Issuers means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of such Issuer. “Officer” of a Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of each Issuer, that meets the requirements of Section 12.05 hereof.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“OID Legend” means the legend set forth in Exhibit E.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to an Issuer or Guarantor.

“Parent” means Tower Automotive, LLC and, in any event, such term shall include any Successor Parent.

“Parent Owner Tax Distribution Amount” means, with respect to Tower Automotive Holdings I, LLC, the amount of federal, state and local taxes for a fiscal year, based on the income of Tower Automotive Holdings I, LLC and its Subsidiaries that are Pass-Through Entities; and the maximum combined net federal, state and local tax rate applicable to holders of an equity interest in the Parent in respect of the net taxable income of Tower Automotive Holdings I, LLC and its Subsidiaries that are Pass-Through Entities.

“Parent Tax Distribution Amount” means, with respect to Tower Automotive Holdings I, LLC, the amount of federal, state and local income and similar taxes for a fiscal year that the Parent (or if the Parent is owned directly or indirectly by a parent company, such parent company) would be required to pay with respect to income for such fiscal year attributable to Tower Automotive Holdings I, LLC (and its Subsidiaries that are Pass-Through Entities) assuming that the Parent is, and always has been, treated as a corporation for U.S. federal income tax purposes.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuers, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2) with respect to any Guarantor, its obligations in respect of the Notes and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s obligations in respect of the Notes Guarantees.

“Pass-Through Entity” means any entity that is not treated as a corporation for U.S. federal income tax purposes.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Business” means any business engaged in by the Issuers or any Restricted Subsidiary on the Issue Date and any Related Business.

“Permitted Investment” means an Investment by any Issuer or any of the Restricted Subsidiaries in:

(1) any Issuer or any of the Restricted Subsidiaries, including, without limitation, through the purchase of Capital Stock of a Restricted Subsidiary;

(2) any Investment by any Issuer or any of the Restricted Subsidiaries in a Person that is engaged in a Related Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any Issuer or any of the Restricted Subsidiaries, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Temporary Cash Investments;

(4) receivables owing to any Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as any Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to, or guarantees of Indebtedness of, employees, officers or directors of any Issuer or any of the Restricted Subsidiaries in the ordinary course of business consistent with past practices in an aggregate amount outstanding at any time not in excess of $5.0 million with respect to all loans, advances or guarantees made since the Issue Date (without giving effect to the forgiveness of any such loan);

(7) any Investment acquired by any Issuer or any of the Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by any Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b) as a result of a foreclosure by any Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(c) in the form of notes payable, stock or other securities issued by account debtors to any Issuer or any of the Restricted Subsidiaries pursuant to negotiated agreements with respect to the settlement of such account debtor’s accounts, and other Investments arising in connection with the compromise, settlement or collection of accounts receivable, in each case in the ordinary course of business; or

(d) in the form of notes payable, stock or other securities that are received in satisfaction of judgment;

(8) Investments made as a result of the receipt of consideration (other than cash and Temporary Cash Investments) from an Asset Disposition that was made pursuant to and in compliance with Section 4.12 or any other disposition of assets not constituting an Asset Disposition;

(9) Investments in existence on the Issue Date, and any extension, modification, replacement, or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(10) any Person to the extent such Investments consist of Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.06;

(11) Guarantees of Indebtedness issued in accordance with Section 4.06;

(12) Investments made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan;

(13) any Person to the extent such Investments consist of prepaid expenses, negotiable instructions held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by any Issuer or any of the Restricted Subsidiaries;

(14) prepayments and other credits to suppliers made in the ordinary course of business;

(15) endorsements of negotiable instruments and documents in the ordinary course of business;

(16) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(17) Investments in any Person, including any Joint Venture, primarily engaged in any Related Business, together with all other Investments pursuant to this clause (17), in an aggregate amount at the time of such Investment not to exceed $50.0 million outstanding at any one time (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(18) Investments the payment for which consists of Capital Stock of the Parent (other than Disqualified Stock) or any direct or indirect parent company of the Parent, as applicable;

(19) Investments the payment for which consists of the Net Cash Proceeds of an Equity Offering which is contributed, directly or indirectly, to an Issuer or any of the Restricted Subsidiaries;

(20) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(21) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into or consolidated with a Restricted Subsidiary or merged into or consolidated with an Issuer in a transaction that is not prohibited by Article 5 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(22) Investments consisting of purchases and acquisitions of inventory, supplies, materials, tooling and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(23) Investments by any Issuer or any of the Restricted Subsidiaries, together with all other Investments pursuant to this clause (23), in an aggregate amount at the time of such Investment not to exceed, at any one time outstanding, the greater of (a) 2.5% of the Consolidated Total Assets of the Issuers and the Restricted Subsidiaries (determined as of the end of the most recent fiscal quarter of the Issuers and Restricted Subsidiaries for which financial statements of the Issuers and Restricted Subsidiaries are available) and (b) $30.0 million (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) Liens to secure Indebtedness permitted pursuant to clause (b)(1) of Section 4.06; provided, however, that any Lien on Term Priority Collateral or ABL Priority Collateral securing obligations permitted pursuant to clause (b)(1) must be expressly subject to the terms of the ABL Intercreditor Agreement;

(2) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory or similar obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, such as landlords’, materialmen’s, carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(4) Liens for taxes, assessments or other governmental charges or levies not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(5) Liens in favor of issuers of surety, appeal, warranty, indemnity, performance or similar bonds or letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit, bank guarantees, bankers’ acceptances and similar credit transactions do not constitute Indebtedness;

(6) survey exceptions, encumbrances, encroachments, variations, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Indebtedness Incurred to finance the construction (including customer-funded tooling), purchase or lease of, or repairs, improvements or additions to, property of such Person (including Indebtedness Incurred under clause (b)(6) of Section 4.06; provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8) Liens existing on the Issue Date (other than Liens referred to in the foregoing clause (1)) and extensions, refinancings, renewals and replacements (which in the case of the Notes redeemed or repurchased may be replaced on a date subsequent to such redemption or repurchase) of any such Liens so long as the principal amount of Indebtedness or other obligations secured thereby is not increased (other than by an amount necessary to pay any fees and expenses, including premiums, related to such extensions, refinancing, renewals or replacements) and so long as such Liens are not extended to any other property of the Issuers or any of the Restricted Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements on the Issue Date; provided, however, that (x) no such Liens securing Synthetic LC Indebtedness shall extend to the properties or assets of any Subsidiary that is not an Issuer or a Subsidiary Guarantor and (y) all such Liens securing Synthetic LC Indebtedness shall be pari passu with respect to the Collateral with the Liens securing all other Term Obligations pursuant to the Term Intercreditor Agreement and the ABL Intercreditor Agreement

(9) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Issuers or a Restricted Subsidiary;

(10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens do not extend to any other property owned by such Person or any of the Restricted Subsidiaries;

(11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary;

(12) Liens or deposits securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (7), (8), (9), (10), and (32); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clause (7), (8), (9), (10), and (32) at the time the original Lien became a Permitted Lien under this Indenture; and

(ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(14) judgment Liens not giving rise to an Event of Default;

(15) Liens arising from Uniform Commercial Code financing statement filings regarding leases or consignments that do not otherwise constitute Indebtedness entered into in the ordinary course of business;

(16) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuers and the Restricted Subsidiaries;

(17) Liens which constitute bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

(18) Liens solely on any cash earnest money deposits made by the Issuers or any Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted to be entered into under this Indenture;

(19) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods;

(20) Liens on assets of Foreign Subsidiaries securing Indebtedness of a Foreign Subsidiary permitted by clause (b)(11) of Section 4.06 and securing other obligations under the agreements governing or relating to such Indebtedness, so long as such Liens do not encumber the Capital Stock of the Issuers or any Domestic Subsidiaries;

(21) Liens on deposit accounts maintained with, or other property in the custody of, a depositary bank pursuant to its general business terms and in the ordinary course of business, and similar Liens on accounts of

Foreign Subsidiaries of such Person organized under the laws of The Netherlands arising under clause 18 of the general terms and conditions of any member of the Dutch Bankers’ Association or any similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions;

(22) Liens consisting of pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any of its Subsidiaries;

(23) Liens consisting of customary transfer restrictions in joint venture agreements, stockholder agreements or other similar agreements applicable to joint ventures;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25) Liens (A) on cash advances in favor of the seller of any property to be acquired in an Investment to be applied against the purchase price for such Investment, and (B) consisting of an agreement to transfer any property in a disposition permitted under this Indenture, in each case, solely to the extent disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(26) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of Parent or any of its Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Parent or its Subsidiaries in the ordinary course of business;

(28) Liens deemed to exist in connection with Investments in repurchase agreements, provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(29) Liens Incurred to secure cash management services owed to a lender under any Credit Facility in the ordinary course of business;

(30) Liens on equipment of any Issuer or any Restricted Subsidiary granted in the ordinary course of business to such Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(31) Liens securing the Notes (not including any Additional Notes) and the Subsidiary Guarantees; and

(32) Liens on assets of the Issuers and the Subsidiary Guarantors securing Permitted Secured Additional Pari Passu Obligations.

“Permitted Secured Additional Pari Passu Obligations” means Pari Passu Indebtedness secured by Liens on the Collateral that are pari passu with the Liens securing the Notes Obligations and any other Term Obligations then outstanding and subject to the Term Intercreditor Agreement and the ABL Intercreditor Agreement; provided that, as of the date of Incurrence of such Permitted Secured Additional Pari Passu Indebtedness, after giving effect thereto and the application of proceeds therefrom, either (x) the amount of outstanding Permitted Secured Additional Pari Passu Indebtedness would be no greater than $50.0 million or (y) the Consolidated Secured Debt Ratio of the Issuers and the Restricted Subsidiaries would be no greater than 2.5:1.0.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness:

(1) consisting of the purchase price of property, plant or equipment whether through the direct purchase of such assets or the Capital Stock of any Person owning such assets, conditional sale obligations, obligations under any title retention agreement and other obligations Incurred in connection with the acquisition, construction, restoration or improvement of such asset, in each case where the amount of such Indebtedness does not exceed the greater of

(A) the cost of the asset being financed and

(B) the Fair Market Value of such asset; and

(2) Incurred to finance such acquisition, construction, restoration or improvement by the Issuers or a Restricted Subsidiary of such asset whether through the direct purchase of such asset or the Capital Stock of any Person owning such asset;

provided, however, that such Indebtedness is Incurred within 180 days after such acquisition or the completion of such acquisition, construction or improvement.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Issuers.

“Rating Agency” means Standard & Poor’s and Moody’s or, if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Redemption Date” when used with respect to any Note to be redeemed or purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture.

“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co. and their successors and assigns and (2) any other nationally recognized investment banking firms selected by the Issuers that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any

Indebtedness of an Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of any Issuer or any Restricted Subsidiary that Refinances Refinancing Indebtedness); provided, however, that:

(1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the remaining Average Life of the Indebtedness being refinanced,

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn (other than any such amount that would have been prohibited from being drawn pursuant to Section 4.06)) (plus fees, taxes and expenses, including any premium and defeasance costs), and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include:

(A) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of an Issuer or a Subsidiary Guarantor; or

(B) Indebtedness of a Restricted Subsidiary that is a Subsidiary Guarantor that Refinances Indebtedness of a Subsidiary that is not a Subsidiary Guarantor.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the August 15 or February 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Business” means (i) any business engaged in by any Issuer or any Restricted Subsidiary on the Issue Date, and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which any of the Issuers or the Restricted Subsidiaries are engaged on the Issue Date.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means Tower Automotive Holdings I, LLC and any Subsidiary of Tower Automotive Holdings I, LLC other than the Issuers or any Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Issuers and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Sale and Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by an Issuer or a Restricted Subsidiary whereby an Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuers or such Restricted Subsidiary leases it from such Person, other than (i) leases between the Issuers and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“SEC” means the United States Securities and Exchange Commission.

“Second Priority Obligations” means (i) with respect to the ABL Priority Collateral, all Term Obligations and (ii) with respect to Term Priority Collateral, all ABL Obligations.

“Second Priority Secured Party” means, with respect to each Type of Common Collateral, the holders of the Second Priority Obligations with respect to such Common Collateral.

“Secured Hedging Obligations” means (i) all Applicable Hedging Obligations of the Issuers or any Subsidiary Guarantor owing to any Person who is the ABL Agent with respect to the Existing ABL Facility, acted as an arranger with respect to the Existing ABL Facility or is a lender under the Existing ABL Facility at the time any such agreements were entered into and (ii) all Applicable Hedging Obligations of any Issuer or any Subsidiary Guarantor or any Subsidiary of Parent that is an obligor or a guarantor with respect to the Synthetic Letter of Credit Facility owing to any Person who is the Synthetic Letter of Credit Facility Agent, acted as an arranger with respect to the Synthetic Letter of Credit Facility or is a holder of Obligations under the First Lien Term Loan Agreement at the time any such agreements were entered into; provided that at or prior to the time that any transaction relating to such Applicable Hedging Obligation is executed, the holder of such obligations shall have delivered notice to the ABL Agent with respect to the Existing ABL Facility that such a transaction has been entered into and is entitled to the benefits of the Collateral security for the Existing ABL Facility.

“Secured Indebtedness” means any Indebtedness of an Issuer secured by a Lien. “Secured Indebtedness” of a Restricted Subsidiary has a correlative meaning.

“Secured Obligations” means, collectively, the First Priority Obligations and the Second Priority Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Notes Security Agreement, dated as of the Issue Date, among the Issuers, the Subsidiary Guarantors and the Collateral Agent (as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time).

“Security Documents” means the security agreements (including the Security Agreement), pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time, creating the security interests in the properties and assets of the Issuers and the Subsidiary Guarantors, as contemplated by this Indenture.

“Series” means (a) with respect to the Term Secured Parties, each of (i) the secured parties under the Synthetic Letter of Credit Facility (in their capacities as such), (ii) the Holders of the Notes, the Collateral Agent and the Trustee, each in their capacity as such) and (iii) the Additional Term Secured Parties that become subject to the Term Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Term Secured Parties) and (b) with respect to any Term Obligations, each of (i) the Obligations under the Synthetic Letter of Credit Facility, (ii) the Notes Obligations and (iii) the Additional Term Obligations Incurred pursuant to any applicable agreement which pursuant to joinder agreement, are to be represented under the Term Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional Term Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Issuers and the Restricted Subsidiaries on a Consolidated basis within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.

“Specified ABL Facility Assets” means any ABL Priority Collateral, the net proceeds of an Asset Disposition of which are required to be applied as a prepayment of the ABL Facility.

“Sponsor” means Cerberus Capital Management, L.P.

“Sponsor Group” means Sponsor and funds and accounts Affiliated with Sponsor.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of an Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred), as the case may be, that by its terms is subordinate or junior in right of payment to the Notes or such Guarantor’s Notes Guarantee, as the case may be.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person or

(3) one or more Subsidiaries of such Person.

The term “Subsidiary” also shall include any corporation, limited liability company, partnership or other entity that: (1) under GAAP may be consolidated with such Person for financial reporting purposes; and (2) has been designated as a Subsidiary of such Person by the Board of Directors of such Person for so long as such designation remains in effect.

“Subsidiary Guarantee” means each Notes Guarantee of a Subsidiary Guarantor.

“Subsidiary Guarantor” means each Subsidiary of Parent which Guarantees the Notes.

“Synthetic LC Indebtedness” has the meaning set forth in clause (3) of the definition of “Indebtedness.”

“Synthetic Letter of Credit” means a letter of credit issued pursuant Section 2.02 of the First Lien Term Loan Agreement.

“Synthetic Letter of Credit Facility” means the letter of credit facility made available pursuant to Section 2.02 of the First Lien Term Loan Agreement.

“Synthetic Letter of Credit Facility Agent” means JPMorgan Chase Bank, N.A., as agent under the First Lien Term Loan Agreement, or its successors.

“Synthetic Letter of Credit Secured Parties” means the “Secured Parties,” as defined in the First Lien Term Loan Agreement.

“Temporary Cash Investments” means any of the following:

(1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(2) investments in commercial paper maturing within 270 days from the date of acquisition thereof, and having, at such date of acquisition, ratings of A1 from Standard & Poor’s and P1 from Moody’s;

(3) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any commercial bank organized under the laws of the United States of America or any state thereof which has a short-term deposit rating of A1 from Standard & Poor’s and P1 from Moody’s and has a combined capital and surplus and undivided profits of not less than $500 million;

(4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution described in clause (3) above;

(5) money market funds that

(A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act,

(B) are rated AAA by Standard & Poor’s and Aaa by Moody’s and

(C) have portfolio assets of at least $5.0 billion; and

(6) in the case of any Foreign Subsidiary,

(A) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by Standard & Poor’s or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency,

(B) investments of the type and maturity described in clauses (2) through (5) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies,

(C) investments of the type and maturity described in clause (3) in any obligor organized under the laws of a jurisdiction other than the United States that (i) is a branch or subsidiary of a lender or the ultimate parent company of a lender under any Credit Facilities (but only if such lender meets the ratings and capital, surplus and undivided profits requirements of such clause (3)) or (ii) carries a rating at least equivalent to the rating of the sovereign nation in which it is located, and

(D) other investments of the type and maturity described in clause (3) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Subsidiary is located; provided that the investments permitted under this subclause (D) shall be made in amounts and jurisdictions consistent with Parent’s policies governing short-term investments.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Term Intercreditor Agreement” means the Term Intercreditor Agreement, dated as of the Issue Date, as amended, among the Collateral Agent, the Synthetic Letter of Credit Facility Agent, Parent, the Issuers and the Secured Guarantors.

“Term Obligations” means (i) all Indebtedness and other Obligations under the First Lien Term Loan Agreement (including, for the avoidance of doubt, all Synthetic LC Indebtedness), (ii) the Notes Obligations and (iii) Permitted Secured Additional Pari Passu Obligations.

“Term Obligations Liens” means the Liens granted, or purported to be granted, pursuant to the Term Obligations Security Documents securing any Term Obligations.

“Term Obligations Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing Term Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the Collateral securing Term Obligations.

“Term Priority Collateral” means all assets of the Issuers and the Subsidiary Guarantors on which Liens have been granted pursuant to the Security Documents, other than ABL Priority Collateral.

“Term Proceeds Account” means a deposit account established in the name of an Issuer or a Subsidiary Guarantor at a financial institution where the

Issuers and Subsidiary Guarantors maintain their cash management accounts where all principal payments made on the Intercompany Receivables Collateral will be deposited, concurrently with the receipt thereof.

“Term Secured Parties” means (a) the Notes Secured Parties, (b) the Synthetic Letter of Credit Secured Parties and (c) any Additional Term Secured Parties.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the Issue Date and except as set forth in Section 9.05.

“Trade Payables” means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services (including expense accruals and deferred compensation items).

“Trust Officer” means any officer of the Trustee in its Corporate Trust Department with direct responsibility for the administration of the trusts established hereby and, also, with respect to any particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it, and thereafter, means the successor.

“Type” with respect to any Common Collateral, refers to whether such Common Collateral is ABL Priority Collateral or Term Priority Collateral.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuers in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuers may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary of Parent) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Issuers or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less; (ii) at the time of such designation, the Issuers could have made a Restricted Payment under clauses (a)(C) and (b)(13) of Section 4.07 in an amount equal to the lesser of (A) the Parent’s, Issuers’ and the Restricted Subsidiaries’ Restricted Investment in such Restricted Subsidiary and (B) the Fair Market Value of the net assets of such Restricted Subsidiary, in each case at the time of such designation; or (iii) such Subsidiary is a Foreign Subsidiary that is a joint venture or similar entity.

The Board of Directors of the Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuers could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.06 or (2) the Consolidated Interest Coverage Ratio for the Issuers and the Restricted Subsidiaries would be the same or greater after giving effect to such designation than before such designation; and

(y) no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors of the Issuers shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuers giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02. Other Definitions.

Term	Defined in Section
“act”	12.02
“Adjusted Treasury Rate”	3.04
“Affiliate Transaction”	4.13
“Applicable Premium”	3.04
“Asset Disposition Offer”	4.12
“Authentication Order”	2.02
“bankruptcy default”	6.01
“cash transaction”	7.03
“Change of Control”	4.11
“Change of Control Group”	4.11
“Change of Control Offer”	4.11
“Collateral Disposition Offer”	4.12
“Collateral Excess Proceeds”	4.12
“Comparable Treasury Issue”	3.04
“covenant defeasance”	8.03
“cross acceleration provision”	6.01
“defeasance trust”	8.02
“DTC Legend”	Exhibit D
“Event of Default”	6.01
“Excess Proceeds”	4.12
“expiration date”	3.06
“Guaranteed Obligations”	11.01
“judgment default provision”	6.01
“Material Capital Markets Indebtedness”	4.14
“Notes Guarantee”	11.01
“offer”	3.06
“Offer to Purchase”	3.06
“protected purchaser”	2.04
“Purchase”	4.07
“purchase amount”	3.06
“purchase date”	3.06
“Register”	2.09
“Representative”	10.01
“Restricted Payment”	4.07
“Restricted Purchase Amount”	4.07
“Reversion Date”	4.15
“Second Commitment”	4.12
“self-liquidating paper”	7.03
“Successor Company”	5.01
“Successor Guarantor”	5.01
“Successor Parent”	5.01
“Suspended Covenants”	4.15

“Suspension Date”	4.15
“Suspension Period”	4.15

Section 1.03. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuers are subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any higher integral multiple of $1,000.

(b) (1) Except as otherwise provided in Section 2.01(c), Section 2.09(b)(4), the last sentence of Section 2.10(b)(3), the last sentence of Section 2.10(b)(5), or Section 2.10(c), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Additional Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuers to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Notes sold or transferred to Affiliates of the Issuers shall be issued in the form of Certificated Notes bearing a Restricted Legend.

(7) Each Note will bear the OID Legend.

(c) (1) If the Issuers determine (upon the advice of counsel and such other certifications and evidence as the Issuers may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Note or any Additional Note is sold pursuant to a registration statement that is effective under the Securities Act at the time of such sale or transfer, the Issuers may instruct the Trustee to cancel the Note and issue to the non-Affiliate Holder thereof (or its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Issuers by facsimile or manual signature in the name and on behalf of the Issuers. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication. The Trustee will authenticate and deliver

(1) Initial Notes for original issue in the aggregate principal amount not to exceed $430,000,000, and

(2) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuers,

in each case so long as the Trustee shall have received (i) an Officers’ Certificate specifying (an “Authentication Order”)

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes or Additional Notes,

(C) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Section 2.02(d) or (e), or Article 4,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes and

(E) other information the Issuers may determine to include or the Trustee may reasonably request,

and, (ii) in the case of Additional Notes, unless the Issuers shall have obtained “CUSIP” and “CINS” numbers different from the Initial Notes for such series of Additional Notes, the Issuers shall deliver to the Trustee an Opinion of Counsel confirming that such Additional Notes will be fungible with the Initial Notes for federal income tax purposes.

(d) The Issuers will only be permitted to issue Additional Notes if at the time of, and giving effect to, such issuance the Issuers and the Restricted Subsidiaries (and Parent where applicable) are in compliance with the covenants contained in this Indenture, including Sections 4.06 and 4.08, and subject to the limitation on Term Obligations set forth in the ABL Intercreditor Agreement.

(e) Any Additional Notes will be part of the same Series as the Initial Notes, and will vote on all matters with the Initial Notes.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuers may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an

Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Issuers may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Issuers and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuers initially appoint the Trustee as Registrar and the Corporate Trust Office of the Trustee to act as Paying Agent.

(b) The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Issuers in making any such payment. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuers will issue and the Trustee will authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met such that the Holder (a) notifies the Issuers and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuers prior to the Issuers having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuers and the Trustee; then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Issuers and entitled to the benefits of this Indenture. If required by the Trustee or the Issuers, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Issuers to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss they may suffer if a Note is replaced. The Issuers may charge the Holder for the expenses of the Issuers and the Trustee in replacing a Note, including, to the extent applicable, a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses incurred by the Issuers or the Trustee in connection therewith. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in its discretion may pay the Note instead of issuing a replacement Note. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any Redemption Date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuers or an Affiliate of the Issuers) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Issuers or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuers or any Affiliate of the Issuers will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuers or any Affiliate of the Issuers. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuers shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuers to be owned or held by or for the account of any of the above described Persons, and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any determination.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuers will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07. Cancellation. The Issuers at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuers have issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuers. The Issuers may not issue new Notes to replace Notes they have paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and CINS Numbers. The Issuers in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Issuers will promptly notify the Trustee of any change in CUSIP or CINS numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Issuers shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in Section 2.09(b)(4) and (B) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.09 and Section 2.10.

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing in this Indenture will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for any of the Global Notes and a successor depositary is not appointed by the Issuers within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial

Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Registrar for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Registrar will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuers, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuers will execute and the Trustee, upon receipt of an Authentication Order, will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the

Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(f) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(g) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(h) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

(i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph 2.10(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)

A	B	C
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuers may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Registrar or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Registrar will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained in this Indenture, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Registrar (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuers may reasonably require in order to determine that the proposed transfer is being made in compliance with the

Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Registrar will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Issuers have provided the Registrar with an Officers’ Certificate to that effect, and the Issuers may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) sold pursuant to a registration statement that is effective under the Securities Act at the time of such transfer or exchange.

Subject to Section 2.01(b)(6), any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Registrar will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuers will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.

Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Registrar (and the Registrar will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Registrar will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Registrar will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Registrar accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Registrar will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained in this Indenture, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption. Except as set forth under this Article 3, the Issuers may not redeem the Notes prior to September 1, 2014. After this date, the Issuers may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior written notice in accordance with Section 3.05, at the following Redemption Prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on September 1 of the years set forth below:

Year	Redemption Price
2014	105.313%
2015	102.656%
2016 and thereafter	100.000%

Section 3.02. Redemption With Proceeds of Public Equity Offering. Prior to September 1, 2013, the Issuers may, on one or more occasions, redeem up to an aggregate maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings subsequent to the Issue Date, at a Redemption Price equal to 110.625% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date (subject to the right of

Holders of record on the Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that:

(1) at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding after giving effect to any such redemption (excluding Notes held by Parent or any of its Subsidiaries); and

(2) any such redemption by the Issuers must be made within 90 days after the closing of such Equity Offering and must be made in accordance with certain procedures set forth in this Indenture.

Section 3.03. 105% Redemptions. Prior to September 1, 2014, during any 12-month period commencing on the Issue Date, the Issuers may, at their option, redeem up to 10% of the aggregate principal amount of the Notes issued under this Indenture (calculated giving effect to any issuance of Additional Notes) at a Redemption Price equal to 105.000% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the Regular Record Date to receive interest due on the relevant Interest Payment Date).

Section 3.04. Make-whole Redemptions. Prior to September 1, 2014, the Issuers may at their option redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the Redemption Date (subject to the right of Holders on the Regular Record Date to receive interest due on the relevant Interest Payment Date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date.

“Applicable Premium” means, with respect to a Note at any applicable Redemption Date, the greater of (1) 1.00% of the then outstanding principal amount of such Note and (2) the excess of (A) the present value at such Redemption Date of (i) the Redemption Price of such Note on September 1, 2014 (such Redemption Price being described in Section 3.01 exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Note through September 1, 2014 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date for the Notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of

Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after September 1, 2014, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, in each case of (1) and (2), plus 0.50%.

“Comparable Treasury Issue” means, with respect to the Notes the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the Redemption Date to September 1, 2014, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to September 1, 2014.

All such Redemption Prices in this Article 3 shall be calculated in good faith by a Financial Officer of the Issuers.

Section 3.05. Method and Effect of Redemption. (a) If the Issuers elect to redeem Notes, they must notify the Trustee of (i) the Redemption Date, (ii) the clause of this Indenture pursuant to which the redemption shall occur, (iii) the Redemption Price, and (iv) the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 30 days but not more than 60 days before the Redemption Date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed on a pro rata basis to the extent practicable, by lot or by such other method in accordance with the procedures of DTC to the extent applicable, in denominations of $2,000 principal amount and higher integral multiples of $1,000. The Trustee will notify the Issuers promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Issuers or at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the Redemption Date; provided, that the Issuers have delivered to the Trustee, at least 45 days prior to the Redemption

Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided below.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1) the Redemption Date;

(2) the Redemption Price, including the portion thereof representing any accrued interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the Redemption Price;

(5) on the Redemption Date the Redemption Price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the Redemption Date;

(6) if any Note is redeemed in part, on and after the Redemption Date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued;

(7) if any Note is redeemed in part only, the portion of the principal amount thereof to be redeemed;

(8) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the Redemption Price on the Redemption Date, and upon surrender of the Notes called for redemption, the Issuers shall redeem such Notes at the Redemption Price. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of the Notes to be redeemed, plus accrued and unpaid interest (and premium, if any) thereon. Upon cancellation of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note in the name of such Holder.

Section 3.06. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Issuers to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”), mailed by the Issuers by first class mail, postage prepaid, to each Holder of Notes at such Holder’s registered address, with a copy to the Trustee.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuers pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”), which in the case of an Offer to Purchase pursuant to a Change of Control shall be a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the Regular Record Date to receive interest on the relevant Interest Payment Date);

(3) the purchase price, including the portion thereof representing accrued interest;

(4) an expiration date (the “expiration date”) and a settlement date for purchase (the “purchase date”), which purchase date shall be no earlier than 30 days nor later than 60 days after notice of the Offer to Purchase is mailed to Holders and no later than five Business Days after the expiration date;

(5) the circumstances and relevant facts and financial information concerning the business of the Parent and its Subsidiaries in connection with the Offer to Purchase which the Issuers in good faith reasonably believe will enable the Holders to make an informed decision with respect to the Offer to Purchase;

(6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 in principal amount and any higher integral multiple of $1,000;

(7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuers or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(9) interest on any Note not tendered, or tendered but not purchased by the Issuers pursuant to the Offer to Purchase, will continue to accrue;

(10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Issuers or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuers will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in denominations of $2,000 in principal amount and any higher integral multiple of $1,000 will be purchased;

(13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(14) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Issuers will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all

Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their respective obligations under this Section by virtue thereof.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. (a) The Issuers agree to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Issuers will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuers or any Affiliate of the Issuers is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuers will promptly notify the Trustee of their compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuers or any Affiliate of the Issuers) holds on that date money designated for and sufficient to pay the installment. If the Issuers or any Affiliate of the Issuers acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Issuers agree to pay interest on overdue principal and overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Issuers will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency. The Issuers will maintain in the United States of America an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers hereby initially designate the Corporate Trust Office of the Trustee as such office of the Issuers. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. The Issuers and Parent will do or cause to be done all things necessary to preserve and keep in full force and effect their existence and the existence of each Restricted Subsidiary in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Issuers and each Restricted Subsidiary, provided that the Issuers and Parent are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary that does not hold any Capital Stock, directly or indirectly, of either of the Issuers, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Issuers and each Restricted Subsidiary taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.12 or Article 5.

Section 4.04. Payment of Taxes and other Claims. The Issuers and the Restricted Subsidiaries will pay or discharge, and cause each of their Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuers, the Restricted Subsidiaries or any of their Subsidiaries or their income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuers, the Restricted Subsidiaries or any of their Subsidiaries, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

Section 4.05. Maintenance of Properties and Insurance. (a) The Issuers and Parent will cause all properties used or useful in the conduct of an Issuer’s business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order as in the judgment of the Issuers may be necessary so that the business of the Issuers and each Restricted Subsidiary may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Issuers or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Issuers and Parent, desirable in the conduct of the business of the Issuers and the Restricted Subsidiaries taken as a whole.

(b) The Issuers will maintain, and Parent will cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (A) insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (B) all insurance required pursuant to the Security Documents. The Issuers will furnish to any Holder, upon request of the Trustee, information in reasonable detail as to the insurance so maintained.

(c) The Issuers will cause the Collateral Agent to at all times be named as loss payee or an additional insured (but without any liability for any premiums) under each insurance policy maintained pursuant to Section 4.05(b) covering physical damage to or theft of any Collateral. The requirement set forth in the preceding sentence is subject to the terms of the Intercreditor Agreement.

Section 4.06. Limitation on Indebtedness. (a) The Issuers will not, and Parent will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that any Issuer or any Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom the Consolidated Interest Coverage Ratio would be greater than 2.0:1.0.

(b) Notwithstanding the foregoing paragraph (a), the Issuers and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

(1) Indebtedness under the Credit Facilities in an aggregate principal amount not to exceed $175.0 million, less the aggregate amount of all prepayments of principal applied to permanently reduce any such

Indebtedness in satisfaction of the Issuers’ or the Restricted Subsidiaries’ obligations under Section 4.12;

(2) Indebtedness of an Issuer owed to and held by any Restricted Subsidiary or another Issuer or Indebtedness of a Restricted Subsidiary owed to and held by an Issuer or any other Restricted Subsidiary; provided, however, that any subsequent event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to an Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(3) Indebtedness (A) represented by the Notes (not including any Additional Notes) and the Subsidiary Guarantees, (B) outstanding on the Issue Date (other than the Indebtedness described in clauses (1) and (2) above) and (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a); provided, however, that Indebtedness of any Foreign Subsidiaries existing on the Issue Date (or any Refinancing Indebtedness related thereto) which is repaid with the Net Proceeds of any Equity Offering may be Refinanced pursuant to this clause (3) at a later date if such Indebtedness would otherwise constitute Refinancing Indebtedness;

(4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Parent, an Issuer or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by Parent, an Issuer or a Restricted Subsidiary); provided, however, that on the date that such Restricted Subsidiary is acquired by Parent, an Issuer or a Restricted Subsidiary (i) the Issuers would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4), or (ii) the Consolidated Interest Coverage Ratio immediately after giving effect to such Incurrence and acquisition would be equal to or greater than such ratio immediately prior to such transaction and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

(5) Indebtedness in respect of (A) performance bonds, bankers’ acceptances, letters of credit, bank guarantees and surety or appeal bonds or similar bonds entered into by the Issuers or any Restricted Subsidiary in the ordinary course of business, and (B) Hedging Obligations entered into in the ordinary course of business to hedge or manage risks with respect to an Issuer’s or a Restricted Subsidiary’s interest rate, currency, commodities, energy or raw materials pricing exposure or in connection with the issuance of convertible debt and not entered into for speculative purposes;

(6) Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Debt and Refinancing Indebtedness in respect thereof in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed the greater of (A) $100.0 million and (B) 6.5% of Consolidated Total Assets of the Issuers and the Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available;

(7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, or any related liabilities arising from treasury, depository or cash management services or in connection with any automated clearing house transfers of funds, in each case, in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days after a Financial Officer has acquired actual knowledge of the same;

(8) Indebtedness incurred by Foreign Subsidiaries pursuant to working capital lines of credit or any overdraft line or other cash management system in the ordinary course of business;

(9) Indebtedness owed by an Issuer or a Restricted Subsidiary to a Joint Venture in an amount not to exceed $25.0 million at any time;

(10) (A) Indebtedness of an Issuer or a Restricted Subsidiary in an amount not to exceed $35.0 million Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by Parent, an Issuer or a Restricted Subsidiary whether by means of the acquisition of assets or the Capital Stock of such entity; provided, however, that on the date that such Restricted Subsidiary is acquired by Parent, an Issuer or a Restricted Subsidiary (i) the Issuers would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (10) or (ii) the Consolidated Interest Coverage Ratio immediately after giving effect to such Incurrence and acquisition would be equal to or greater than such ratio immediately prior to such transaction and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (10);

(11) Indebtedness of all Foreign Subsidiaries in an aggregate principal amount not to exceed $75.0 million at any time;

(12) Indebtedness under tax-favored or government-sponsored financing transactions; provided that (A) such Indebtedness is not senior in right of payment to the Notes and (B) the aggregate principal amount of such Indebtedness shall not exceed $50.0 million at any time;

(13) in each case to the extent (if any) that such obligations constitute Indebtedness, (A) customary indemnification obligations, purchase price or other similar adjustments in connection with acquisitions and dispositions permitted under this Indenture, (B) reimbursement or indemnification obligations owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, (C) obligations for deferred payment of insurance premiums, or (D) take-or-pay obligations contained in supply arrangements; provided, in each case, that such obligation arises in the ordinary course of business and not in connection with the obtaining of financing;

(14) Indebtedness in an aggregate principal amount not in excess of $2.5 million at any time consisting of obligations under deferred compensation or other similar arrangements incurred in connection with any Investment; and

(15) Indebtedness of the Issuers and the Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this paragraph (15) and then outstanding, will not exceed $60.0 million.

(c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.06:

(1) Outstanding Indebtedness Incurred pursuant to the ABL Facility prior to or on the Issue Date shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) above and Outstanding Indebtedness Incurred pursuant to the Synthetic Letter of Credit Facility prior to or on the Issue Date shall be deemed to have been Incurred pursuant to clause (3) of paragraph (b) above; provided, however, that for these purposes unused amounts under the Synthetic Letter of Credit

Facility as of the Issue Date shall be deemed Incurred prior to or on the Issue Date; provided, further, however, that if the Synthetic Letter of Credit Facility (or any Refinancing Indebtedness related thereto) is reduced, terminated or matures, notwithstanding such reduction, termination or maturity, the Synthetic Letter of Credit Facility (or any Refinancing Indebtedness related thereto) may be Refinanced, as if the entire amount of the Synthetic Letter of Credit Facility (or any such Refinancing Indebtedness) is Incurred and outstanding, pursuant to clause (3)(C) of paragraph (b) above at a later date; notwithstanding the foregoing, (i) the undrawn face amount of Synthetic Letters of Credit issued for the account of Subsidiaries that are not Subsidiary Guarantors and (ii) the obligations of such Subsidiaries in respect of unreimbursed drawings of Synthetic Letters of Credit shall for purposes of clause (b)(3) not exceed the amount in existence on the Issue Date;

(2) Indebtedness permitted by this Section 4.06 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.06 permitting such Indebtedness; and

(3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.06, the Issuers, in their sole discretion, shall classify such Indebtedness (or any portion thereof) as of the time of Incurrence and will only be required to include the amount of such Indebtedness in one of such clauses (provided that any Indebtedness originally classified as Incurred pursuant to clauses (b)(2) through (b)(15) above may later be reclassified as having been Incurred pursuant to paragraph (a) or any other of clauses (b)(2) through (b)(15) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) or one of clauses (b)(2) through (b)(15) above, as the case may be, if it were Incurred at the time of such reclassification).

(d) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced determined on the date of the Incurrence of such

Indebtedness, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the immediately preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred. Notwithstanding the foregoing, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.06 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the fluctuations in the exchange rates of currencies.

Section 4.07. Limitation on Restricted Payments. (a) The Issuers will not, and Parent will not permit any Restricted Subsidiary, directly or indirectly, to:

(1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving any Issuer or any Restricted Subsidiary) to the direct or indirect holders of its Capital Stock in their capacity as such, except (A) dividends or distributions payable solely in its Capital Stock (other than Preferred Stock) and (B) dividends or distributions payable to any Issuer or a Restricted Subsidiary (and, if such Issuer or Subsidiary of Tower Automotive Holdings I, LLC has Capital Stock held by Persons other than the Issuers or other Restricted Subsidiaries (but not Parent or a Subsidiary of Parent that is not a Restricted Subsidiary), to such other Persons on no more than a pro rata basis);

(2) purchase, repurchase, redeem, retire or otherwise acquire (“Purchase”) for value any Capital Stock of the Issuers, any Restricted Subsidiary, or any direct or indirect parent of a Restricted Subsidiary, including Parent and any direct or indirect parent of Parent (other than Capital Stock of an Issuer or a Restricted Subsidiary held by an Issuer or a Restricted Subsidiary);

(3) Purchase for value, prior to scheduled maturity, any scheduled repayment or any scheduled sinking fund payment, any Subordinated Obligations, including subordinated obligations of any direct or indirect parent of a Restricted Subsidiary, including Parent and any direct or indirect parent of Parent, (other than (x) the Purchase for value of Subordinated Obligations of an Issuer or Restricted Subsidiary acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such Purchase or (y) any Subordinated Obligations owed by an Issuer to any Restricted Subsidiary or another Issuer or owed by a Restricted Subsidiary to an Issuer or another Restricted Subsidiary); or

(4) make any Restricted Investment,

(any such dividend, distribution, payment, Purchase or Restricted Investment being herein referred to as a “Restricted Payment”), if at the time the Issuers or such Restricted Subsidiary makes such Restricted Payment:

(A) a Default will have occurred and be continuing (or would result therefrom);

(B) the Issuers could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 4.06; or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by a Financial Officer of the Issuers, whose determination will be conclusive; provided, however, that with respect to any non-cash Restricted Payment in excess of $25.0 million, the amount so expended shall be determined in accordance with the provisions of the definition of Fair Market Value) declared or made subsequent to the Issue Date would exceed the sum, without duplication, of:

(i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

(ii) 100% of (x) any cash capital contribution received by the Issuers or the Restricted Subsidiaries from Parent subsequent to the Issue Date and (y) the Fair Market Value of Temporary Cash Investments, Additional Assets and other non-cash property contributed as capital to the Issuers or the Restricted Subsidiaries by Parent subsequent to the Issue Date (other than in the case of (x) and (y) from the proceeds of the Initial Public Offering);

(iii) the amount by which Indebtedness of the Issuers or the Restricted Subsidiaries is reduced upon the conversion or exchange (other than by

Parent or a Subsidiary of Parent) subsequent to the Issue Date of any Indebtedness of the Issuers or the Restricted Subsidiaries into or for Capital Stock (other than Disqualified Stock) of Parent (less the amount of any cash or the Fair Market Value of other property distributed by any Issuer or any Restricted Subsidiary upon such conversion or exchange);

(iv) (a) 100% of the Net Cash Proceeds and the Fair Market Value of property other than cash and Temporary Cash Investments from the sale or other disposition (other than to any Issuer or a Restricted Subsidiary) of Restricted Investments made after the Issue Date and redemptions and repurchases of such Restricted Investments from any Issuer or any Restricted Subsidiary and repayment of Restricted Investments in the form of loans or advances from any Issuer or any Restricted Subsidiary (other than in each case to the extent the Restricted Investment was made pursuant to clause (13) of the next succeeding paragraph) and (b) the amount of net reduction (without duplication) in Restricted Investments as a result of releases of Guarantees that constitute Restricted Investments by the Issuers and the Restricted Subsidiaries;

(v) 100% of the Net Cash Proceeds and the Fair Market Value of property other than cash and Temporary Cash Investments received by any Issuer or any Restricted Subsidiary from the sale (other than to an Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by any Issuer or any Restricted Subsidiary pursuant to clause (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment); and

(vi) to the extent that any Unrestricted Subsidiary designated as such after the Issue Date is redesignated as a Restricted Subsidiary or any Unrestricted Subsidiary merges into or consolidates with any Issuer or any Restricted Subsidiary, in each case after the Issue Date, the Fair Market

Value of such Subsidiary as of the date of such redesignation or such merger or consolidation, or in the case of the transfer, dividend or distribution of assets of an Unrestricted Subsidiary to any Issuer or any Restricted Subsidiary, the Fair Market Value of such assets of the Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

Notwithstanding the foregoing, the effect of the forgiveness of Indebtedness under the First Lien Term Loan Agreement on or prior to the Issue Date by one or more Affiliates of the Sponsor, including the transactions relating thereto, and the accounting consequences thereof, shall be disregarded for purposes of clauses (a)(C)(i)-(vi) of this Section 4.07.

(b) The provisions of the foregoing paragraph (a) will not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds (other than the Net Cash Proceeds from the Initial Public Offering) of a substantially concurrent cash capital contribution received by any Issuer or any Restricted Subsidiary from Parent; provided, however, that:

(A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments, and

(B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) shall be excluded from the calculation of amounts under clause (C)(ii) of paragraph (a) above;

(2) any prepayment, repayment or Purchase for value of Subordinated Obligations of any Issuer or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Subordinated Obligations; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section 4.07; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(4) any Purchase for value of Capital Stock of Parent from Parent’s or its Subsidiaries’ employees, former employees, consultants, former consultants, officers, former officers, directors or former directors (or permitted transferees of such employees, former employees, consultants, former consultants, officers, former officers, directors or former directors) (including, without limitation, trustees, administrators, executors, powers of attorney, heirs, assignees, estates or beneficiaries of estates), pursuant to the terms of agreements (including employment agreements) entered into with any such Person (or the permitted transferees thereof) or plans (as amended, supplemented, restated or otherwise modified from time to time) approved by the Board of Directors of Parent under which such Persons purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock (including payments, directly or indirectly, to Parent, for the foregoing purpose); provided, however, that the aggregate amount of such Purchases for value will not exceed the sum of $10.0 million in any calendar year (including for this purpose any amounts paid, directly or indirectly, through Parent, in respect of tax withholding in connection with the net share settlement of any restricted stock units issued to any such Person in connection with the Initial Public Offering); provided that the Issuers and the Restricted Subsidiaries (A) shall, irrespective of this Section 4.07, be permitted on each date the right to make such payments with respect to such restricted stock units (directly or indirectly) and (B) shall be permitted to make other Purchases for value pursuant to this clause (4) in an amount of at least $2.0 million in any calendar year in which any such vesting date falls; provided, further, that such vesting dates shall not occur more than twice and the last such vesting date shall occur prior to the third anniversary of the Initial Public Offering, plus the amount of Net Cash Proceeds received by any Issuer or any of the Restricted Subsidiaries (including from a contribution by Parent) subsequent to the Issue Date in respect of (x) purchases for value of Capital Stock (other than Disqualified Stock and other than in connection with the Initial Public Offering) of Parent by any employee, consultant, officer or director of Parent or any of its Subsidiaries, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments and will be excluded from (C)(ii) of Section 4.07(a) the preceding paragraph) and (y) any key-man life insurance policies maintained on any of the foregoing Persons during such calendar year (such amount, the “Restricted Purchase Amount”); provided, further, however, that any of the Restricted Purchase Amount permitted to be applied for Purchases under this clause (4) in a calendar year (and not so applied) may be carried forward for use in the following two calendar years; provided, further, however, that such Purchases for value shall (except as set forth above in clause (x) above) be excluded in the calculation of the amount of Restricted Payments;

(5) so long as no Default has occurred and is continuing, payments of dividends on Disqualified Stock issued after the Issue Date pursuant to Section 4.06; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(6) repurchases of Capital Stock deemed to occur upon exercise or conversion of stock options, warrants, rights and other convertible instruments if such Capital Stock represents a portion of the exercise or conversion price of such instruments; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7) with respect to any period (A) in which each of the Parent (or if the Parent is owned directly or indirectly by a parent company, such parent company) and Tower Automotive Holdings I, LLC is a Pass-Through Entity, in the case of a declaration, payment or loan made by Tower Automotive Holdings I, LLC, the declaration and payment of distributions by Tower Automotive Holdings I, LLC to, or the making of loans to, the Parent (i) not in excess of the Parent Owner Tax Distribution Amount, and (ii) with respect to the Parent or such direct or indirect parent company of the Parent, in amounts required for such entity to pay (without duplication of amounts described in clause (A)(i)) franchise and excise taxes and other similar fees, taxes and expenses required to maintain each such company’s corporate existence; or (B) in which (x) the Parent (or if the Parent is owned directly or indirectly by a parent company, such parent company) is treated as a corporation for U.S. federal income tax purposes and (y) Tower Automotive Holdings I, LLC is a Pass-Through Entity, in the case of a declaration, payment or loan by Tower Automotive Holdings I, LLC, the declaration and payment of distributions by Tower Automotive Holdings I, LLC to, or the making of loans to, Parent (i) not in excess of the Parent Tax Distribution Amount with respect to Tower Automotive Holdings I, LLC, and (ii) with respect to the Parent or such direct or indirect parent company of the Parent, in amounts required for such entity to pay (without duplication of amounts described in clause (B)(i)) franchise and excise taxes and other similar fees, taxes and expenses required to maintain each such company’s corporate existence; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligations of an Issuer or a Subsidiary Guarantor at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations in the event of a Change of Control in accordance with provisions similar to Section 4.11; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuers have made a Change of Control Offer and have completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer; provided, further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10) the repurchase, redemption, acquisition or retirement of Subordinated Obligations of an Issuer or a Subsidiary Guarantor with Excess Proceeds or Collateral Excess Proceeds remaining after an Asset Disposition Offer or Collateral Disposition Offer, as applicable, pursuant to Section 4.12; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(11) payments made to Parent for general corporate operating and overhead costs and expenses (including customary salary, bonus and other benefits payable to employees, directors, officers and managers) of any direct or indirect parent company including Parent to the extent such costs and expenses are attributable solely to the ownership or operation of the Issuers and the Restricted Subsidiaries, including the Issuers’ and the Restricted Subsidiaries’ proportionate share of such amounts relating to such parent entity being a public company, not to exceed $2.5 million in the aggregate in any fiscal year; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(12) the declaration and payment of dividends to Parent to fund a payment of dividends or distributions on Parent’s Capital Stock (or the Capital Stock of any direct or indirect parent of Parent), other than with respect to any redemptions or the making or payment of any sinking fund obligations in respect of any Disqualified Stock) of up to 6.0% per calendar year of the Net Cash Proceeds received by or contributed to Tower Automotive Holdings USA, LLC or any Restricted Subsidiaries from any public Equity Offerings (other than the Initial Public Offering), which amount in the aggregate shall not exceed 6.0% of the aggregate Net Proceeds received by or contributed to the Issuers or any Restricted

Subsidiary from all public Equity Offerings (other than the Initial Public Offering) from the Issue Date through and including the date such dividends or distributions are paid; provided, however, that such dividends or distributions shall be included in the calculation of the amount of Restricted Payments; provided, further, however, that at the time of such dividend or distribution, no Default shall have occurred and be continuing (or result therefrom); or

(13) any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Issue Date pursuant to this clause (13), does not exceed $15.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

(c) Parent shall, or shall cause the applicable Affiliate, to promptly contribute the Net Cash Proceeds from the Initial Public Offering to an Issuer or a Restricted Subsidiary.

Section 4.08. Limitation on Liens. The Issuers will not, and Parent will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of the Issuers or a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures any Indebtedness, other than Permitted Liens and other than Liens securing Indebtedness that are junior in priority in all respects to the Liens on such property or assets securing the Notes, on terms no less favorable in any material respect to the Holders of the Notes than those set forth in the ABL Intercreditor Agreement.

Section 4.09. Limitation on Sale and Leaseback Transactions. The Issuers will not, and Parent will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(a) the Issuers or such Restricted Subsidiary would be entitled to:

(1) Incur Indebtedness with respect to such Sale and Leaseback Transaction pursuant to Section 4.06; and

(2) create a Lien (other than a junior lien) on such property securing such Indebtedness pursuant to Section 4.08;

(b) the gross proceeds payable to any Issuer or such Restricted Subsidiary in connection with such Sale and Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(c) the transfer of such property is permitted by, and, if applicable, the Issuers or such Restricted Subsidiaries apply the proceeds of such transaction in compliance with Section 4.12.

Section 4.10. Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a) The Issuers will not, and Parent will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any contractual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to any Issuer or a Restricted Subsidiary;

(2) pay any Indebtedness or other obligations owed to the Issuers or a Restricted Subsidiary;

(3) make any loans or advances to any Issuer or a Restricted Subsidiary; or

(4) transfer any of its property or assets to any Issuer or a Restricted Subsidiary;

except, in the case of (1), (2), (3) or (4) above:

(A) any encumbrance or restriction pursuant to (i) applicable law, rule, regulation or order or (ii) an agreement in effect at or entered into on the Issue Date;

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by Parent, an Issuer or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Parent, an Issuer or a Restricted Subsidiary) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) above or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) above or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(D) any encumbrance or restriction pursuant to an agreement with respect to Indebtedness incurred in reliance on clause (b)(1) or (b)(11) of Section 4.06 or other Indebtedness under the Credit Facilities to be incurred in reliance on clause (a) of Section 4.06;

(E) in the case of clause (4) above, any encumbrance or restriction that

(i) restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; or

(ii) is contained in mortgages, pledges and other security agreements securing Indebtedness of an Issuer or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(F) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(G) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (4) above;

(H) provisions with respect to the disposition or distribution of assets or property in or with respect to joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

(I) restrictions on cash or other deposits or net worth imposed by customers, lenders, suppliers or, in the ordinary course of business, other third parties;

(J) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

(K) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which any Issuer or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of such Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuers or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; and

(L) any encumbrance or restriction of the type referred to in clause (1), (2), (3) or (4) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (A) through (K) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Issuers, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.11. Change of Control. (a) Upon the occurrence of any of the following events (each a “Change of Control”), each Holder will have the right to require the Issuers to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the Regular Record Date to receive interest due on the relevant Interest Payment Date), by mailing a notice to each Holder with a copy to the Trustee within 30 days following any Change of Control, in accordance with the procedures set forth in Section 3.06 for an Offer to Purchase:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Sponsor Group (or any Person or Persons comprising the Sponsor Group) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent, any Restricted Subsidiary that, directly or indirectly, owns Capital Stock of either of the Issuers, or the Issuers (the “Change of Control Group”);

(2) the adoption of a plan relating to the liquidation or dissolution of any member of the Change of Control Group;

(3) the merger or consolidation of any member of the Change of Control Group with or into another Person or the merger of another Person with or into any member of the Change of Control Group, or the sale of all or substantially all the assets of any member of the Change of Control Group (as determined on a Consolidated basis) to another Person, and, in the case of any such merger or consolidation, the securities of such member of the Change of Control Group, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of such member of the Change of Control Group are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee; or

(4) Parent ceases to, directly or indirectly, own all Capital Stock of the Issuers.

(b) The Issuers will not be required to make the Offer to Purchase upon a Change of Control if a third party makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.06 applicable to an Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. In addition, the Issuers will not be required to make Offer to Purchase upon a Change of Control if the Notes have been or are called for redemption by the Issuers prior to it being required to mail notice of the Offer to Purchase, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in such redemption notice. Notwithstanding anything to the contrary contained in this Indenture, a revocable Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

Section 4.12. Limitation on Sales of Assets and Subsidiary Stock. (a) The Issuers will not, Parent, and any Subsidiary of Parent that owns any Capital Stock of a Restricted Subsidiary, will not (with respect to clause (1) of the definition of Asset Disposition) and Parent will not permit any of the Restricted Subsidiaries to, cause or make an Asset Disposition, unless (x) an Issuer, Parent, such Subsidiary of Parent that owns any Capital Stock of a Restricted Subsidiary, or any of the Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by an Issuer, Parent, such Subsidiary of Parent that owns any Capital Stock of a Restricted Subsidiary, or the Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments; provided that the amount of:

(1) any liabilities (as shown on such Issuer’s, Parent’s, such Subsidiary’s of Parent that owns any Capital Stock of a Restricted Subsidiary, or such Restricted Subsidiary’s most recent balance sheet or in the Notes thereto) of such Issuer, Parent, and such Subsidiary of Parent that owns any Capital Stock of a Restricted Subsidiary, (solely with respect to an Asset Disposition of Capital Stock of its Restricted Subsidiaries) or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or Parent’s, such Subsidiary’s of Parent that owns any Capital Stock of a Restricted Subsidiary, or such Restricted Subsidiary’s obligations in respect of the Notes) that are assumed by the transferee of any such assets, and

(2) any Notes or other obligations or other securities or assets received by such Issuer, Parent, and such Subsidiary of Parent that owns any Capital Stock of a Restricted Subsidiary, (solely with respect to an Asset Disposition of Capital Stock of its Restricted Subsidiaries) or such Restricted Subsidiary from such transferee that are converted by such Issuer, Parent, such Subsidiary of Parent that owns any Capital Stock of a Restricted Subsidiary, or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), shall be deemed to be Temporary Cash Investments for the purposes of this provision.

(b) Within 15 months after an Issuer or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Disposition, such Issuer or such Restricted Subsidiary shall apply the Net Proceeds from such Asset Disposition, at its option in accordance with the following. Within 15 months after Parent’s, or such Subsidiary’s of Parent, receipt of the Net Proceeds pursuant to clause (1) of the definition of Asset Disposition, Parent and such Subsidiary of Parent (who is not an Issuer or a Restricted Subsidiary) shall contribute the Net Proceeds therefrom to an Issuer or a Restricted Subsidiary who shall subsequently apply such Net Proceeds in accordance with the following at such Issuer’s or

Restricted Subsidiary’s option; provided, that any Net Proceeds shall be deemed to constitute Asset Dispositions of Collateral to the extent the assets of the Restricted Subsidiary would constitute Collateral (other than Specified ABL Facility Assets):

(1) to repay (A) Indebtedness constituting Term Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that if the Issuers shall so reduce Term Obligations, the Issuers will equally and ratably reduce Notes Obligations in any manner set forth in clause (D) below at a purchase price equal to at least 100% of the principal amount thereof, (B) Indebtedness constituting Pari Passu Indebtedness other than Term Obligations so long as the Asset Disposition proceeds are with respect to non-Collateral (provided that if the Issuers shall so reduce Pari Passu Indebtedness, the Issuers will equally and ratably reduce Notes Obligations in any manner set forth in clause (D) below), (C) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, or (D) Notes Obligations as provided under Article 3, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof, plus accrued and unpaid interest, if any) or by making an offer in accordance with the procedures set forth below for an Asset Disposition Offer or a Collateral Disposition Offer, as applicable; or

(2) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets or property, in each case (A) used or useful in a Permitted Business or (B) that replace the properties and assets that are the subject of such Asset Disposition; provided, however, that with respect to any Asset Disposition of Collateral only, the assets or property subject to such Investment shall be pledged as Collateral to the extent required by the Security Documents.

(3) In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, such Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that such Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Disposition and to the extent such Second Commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute

Collateral Excess Proceeds or Excess Proceeds, as applicable. Pending the final application of any such Net Proceeds, such Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(4) Any Net Proceeds from Asset Dispositions of Collateral (other than Specified ABL Facility Assets) that are not invested or applied as set forth in paragraph (b)(1) or (2) of this Section 4.12 (it being understood that any portion of such Net Proceeds used to purchase or make an Offer to Purchase Notes, as described in clause (b)(1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Collateral Excess Proceeds.” The Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Term Obligations or obligations secured by a Lien permitted under this Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such Term Obligations or such other obligations (a “Collateral Disposition Offer”), to purchase the maximum aggregate principal amount of the Notes and such Term Obligations or such other obligations that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Term Obligations (other than the Notes) were issued with significant original issue discount in connection with accreting or pay-in-kind Indebtedness, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest thereon, if any (or, in respect of other Term Obligations, such lesser price, if any, as may be provided for by the terms of such other Term Obligations), to the purchase date fixed for such offer, in accordance with the procedures set forth in Section 3.06 for an Offer to Purchase. The Issuers will commence a Collateral Disposition Offer with respect to Collateral Excess Proceeds within 10 Business Days after the date that Collateral Excess Proceeds exceed $20.0 million by mailing written notice to all Holders of the Notes in accordance with the procedures set forth in Section 3.06 for an Offer to Purchase, and, if required, such notice as is required to the holders of such Term Obligations or such other obligations as referred to in this paragraph, with a copy to the Trustee.

(5) Any Net Proceeds from any Asset Disposition of non-Collateral (other than Specified ABL Facility Assets) that are not invested or applied as provided and within the time period set forth in paragraph (b)(1) or (2) of this Section 4.12 (it being understood that any portion of such Net Proceeds used to purchase or make an Offer to Purchase Notes, as described in clause (b)(1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess

Proceeds exceeds $20.0 million, the Issuers shall make an offer to all Holders of Notes (and, at the option of the Issuers, to holders of any Pari Passu Indebtedness) (an “Asset Disposition Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness (other than the Notes) was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.06 for an Offer to Purchase. The Issuers will commence an Asset Disposition Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceeds $20.0 million by mailing written notice to all Holders of Notes in accordance with the procedures set forth in Section 3.06 for an Offer to Purchase, and, if required, such notice as is required to holders of any Pari Passu Indebtedness, with a copy to the Trustee.

(6) To the extent that the aggregate amount of Notes and such other Term Obligations or obligations secured by a Lien permitted by this Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Disposition Offer is less than the Collateral Excess Proceeds, the Issuers may use any remaining Collateral Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes or other Term Obligations or such other obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other Term Obligations or such other obligations to be purchased pursuant to clause (8) below. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased pursuant to clause (8) below. Upon completion of any such Collateral Disposition Offer or Asset Disposition Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero.

(7) The Issuers must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset

Disposition Offer or a Collateral Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

(8) If more Notes (and such Term Obligations or Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Disposition Offer or a Collateral Disposition Offer than the Issuers are required to purchase, Notes tendered will be repurchased on a pro rata basis; provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Term Obligations or Pari Passu Indebtedness, as applicable, will be made pursuant to the terms of such Term Obligations or Pari Passu Indebtedness.

Section 4.13. Limitation on Transactions with Affiliates. (a) The Issuers will not, and Parent will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuers (an “Affiliate Transaction”) that involves an aggregate amount in excess of $2.5 million unless such transaction is on terms:

(1) that are no less favorable to any Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate;

(2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $25.0 million;

(A) are set forth in writing; and

(B) have been approved by a majority of the members of the Board of Directors who are disinterested directors as to such Affiliate Transaction; and

(3) that, in the event such Affiliate Transaction involves an amount in excess of $50.0 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to each applicable Issuer and the Restricted Subsidiary.

(b) The provisions of Section 4.13(a) do not apply to

(1) any Restricted Payment permitted to be paid pursuant to Section 4.07;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3) the grant of stock options or similar rights to employees, officers, consultants and directors of the Issuers or the Restricted Subsidiaries pursuant to plans, agreements or arrangements approved by the Board of Directors;

(4) loans or advances to employees of the Issuers, the Restricted Subsidiaries or Parent in the ordinary course of business of the Issuers or the Restricted Subsidiaries in an aggregate amount not to exceed $5.0 million at any one time outstanding;

(5) the payment of reasonable fees and compensation to, reimbursement of costs incurred by or the provision of employee benefit arrangements and indemnity, or pursuant to employment agreements, employee benefits plans, stock option plans, management incentive plans, indemnification agreements, severance arrangements, and other similar compensatory arrangements for the benefit of, directors, officers, consultants and employees of the Issuers or the Restricted Subsidiaries in the ordinary course of business (and including former directors, officers, consultants and employees of the Issuers or the Restricted Subsidiaries and their respective heirs, estates, successors and assigns and other beneficiaries of such Person’s arrangements, with respect to any such benefits or obligations that survive the death, disability, retirement or termination of such Person);

(6) any transaction between or among any of the Issuers and/or any Restricted Subsidiary and/or any Joint Venture, which if involving a Joint Venture would constitute an Affiliate Transaction solely because the Issuers or a Restricted Subsidiary owns an equity interest in or otherwise controls such Joint Venture;

(7) payments pursuant to tax sharing agreements involving Unrestricted Subsidiaries of Parent, minority holders of Capital Stock of Subsidiaries of Restricted Subsidiaries and any Joint Venture;

(8) any agreement as in effect on the Issue Date and disclosed in the final offering memorandum (including in any financial statements included therewith, or the footnotes to such financial statements) relating to the Notes issued on the Issue Date, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to the Issuers or the Restricted Subsidiaries) and the transactions evidenced thereby (including for the avoidance of doubt, any repayment, pre-payment or other retirement of value pursuant to the terms of the Synthetic Letter of Credit Facility, or the exchange or conversion of any of the Indebtedness under the Synthetic Letter of Credit Facility into Capital Stock (other than Preferred Stock) of any of the Issuers or the Restricted Subsidiaries, or any direct or indirect parent company thereof including Parent);

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuers or the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsor or any of its Affiliates in an aggregate amount in any fiscal year not to exceed $2.0 million, plus all out-of-pocket reasonable expenses Incurred by the Sponsor or any of its Affiliates in connection with the performance of management, consulting, monitoring, advisory or other services with respect to the Issuers and the Restricted Subsidiaries;

(11) payments by the Issuers or any of the Restricted Subsidiaries to the Sponsor or any of its Affiliates (including, without limitation, Cerberus Operations and Advisory Company, LLC) made for any specific financial advisory, financing, underwriting or placement services or in respect of other specific investment banking activities, including, without limitation, in connection with specific acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Issuers in good faith (but not, for the avoidance of doubt, payment for ongoing services contemplated by clause (10) above);

(12) the payment to Sponsor or any of its Affiliates (including, without limitation, Cerberus Operations and Advisory Company, LLC) of fees, customary indemnities and reimbursements for out-of-pocket costs and expenses incurred by the Sponsor or any of its Affiliates (including, without limitation, amounts paid by Sponsor or any such Affiliates to employees, agents, personnel, professionals or consultants hired or retained by Sponsor or any such Affiliates, as payment for specific services rendered by such Personnel for the benefit of Tower

Automotive Holdings USA, LLC or any of the Restricted Subsidiaries), in each case in connection with their performance of management, auditing, diligence, consulting, monitoring, financial advisory or other services with respect to the Issuers and the Restricted Subsidiaries (but not, for the avoidance of doubt, payment for ongoing services contemplated by clause (10) above); and

(c) periodic allocations of overhead expenses attributable to and paid by any Unrestricted Subsidiaries at Fair Market Value.

Section 4.14. Future Subsidiary Guarantors. Parent will cause each Domestic Subsidiary that, after the Issue Date

(a) becomes a guarantor or a borrower under the ABL Facility;

(b) becomes a guarantor of obligations under the Synthetic Letter of Credit Facility (or a Subsidiary in whose favor letters of credit thereunder are issued);

(c) becomes a guarantor or a borrower under any Credit Facilities incurred in reliance on clause (b)(1) of Section 4.06;

(d) becomes a guarantor of any single issuance of capital markets indebtedness incurred under paragraph (a) or clause (b)(15) of Section 4.06 in an aggregate principal amount equal to or greater than $75.0 million (“Material Capital Markets Indebtedness”); or

(e) that directly or indirectly owns any Capital Stock of the Issuers to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will provide a Notes Guarantee.

Section 4.15. Suspension of Certain Covenants. (a) Following the first day (the “Suspension Date”) that:

(1) the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(2) no Default has occurred and is continuing;

the Issuers and the Restricted Subsidiaries will not be subject to Sections 4.06, 4.07, 4.10, 4.12, 4.13, 4.14, 10.03, and clauses (a)(3) and (c)(2)(B) of Section 5.01 (collectively, the “Suspended Covenants”).

(b) In addition, the Issuers may elect to suspend the Subsidiary Guarantees (but not of any Guarantor that, directly or indirectly, owns Capital Stock of either of the Issuers) and the Issuers may elect to release any or all of the Collateral from the Liens securing the Notes and the Subsidiary Guarantees. In the event that the Issuers and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Issuers and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees will be reinstated to the extent required by this Indenture and any Collateral that was released from Liens securing the Notes and the Subsidiary Guarantees, as well as any Collateral acquired since the Suspension Date, will be restored and pledged to secure the Notes and the Subsidiary Guarantees in accordance with the Security Documents and Section 10.03. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Issuers may not designate any Subsidiary to be an Unrestricted Subsidiary unless the Issuers would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.

(c) The Issuers shall provide written notice to the Holders and the Trustee upon the occurrence of a Suspension Date or a Reversion Date. In the case of a Suspension Date, such notice shall list the Suspended Covenants, shall identify the Subsidiary Guarantees the Issuers have elected to suspend and shall identify the Collateral the Issuers shall have elected to release from the Liens securing the Notes and the Subsidiary Guarantees.

(d) On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.06(a) or one of the clauses of Section 4.06(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.06(a) or (b) such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.06(b)(3)(B). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a) and the items specified in Section 4.07(a)(C) will increase the amount available to be made under paragraph (a) thereof. For purposes of determining compliance with Section

4.12, the Net Proceeds from all Asset Dispositions not applied in accordance with Section 4.12 will be deemed to be reset to zero after the Reversion Date.

(e) In addition, without causing a Default or Event of Default, the Issuers and the Restricted Subsidiaries shall be permitted to honor any contractual commitments to take actions in the future after any date on which the Notes no longer have an Investment Grade Rating from both of the Rating Agencies as long as such contractual commitments were entered into during a Suspension Period and not in anticipation of the Notes no longer having an Investment Grade Rating from both of the Rating Agencies.

Section 4.16. SEC Reports. (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers and Parent will provide the Trustee and Holders and prospective Holders within the time periods specified in the SEC’s rules and regulations (plus any extensions granted pursuant to SEC rules), copies of:

(1) annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) quarterly reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

(3) from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuers or Parent would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

Notwithstanding whether Parent or the Issuers is subject to the periodic reporting requirements of the Exchange Act, Parent and the Issuers will nevertheless continue filing the reports specified above unless the SEC will not accept such a filing. Parent and the Issuers will not take any action for the purpose of causing the SEC not to accept any such filings.

(b) Notwithstanding the foregoing, to the extent Parent and the Issuers file the information and reports referred to in clauses (1) through (4) of Section 4.16(a) with the SEC and such information is publicly available on the internet, Parent and the Issuers shall be deemed to be in compliance with its obligations to furnish such information to the Holders of the Notes. If, notwithstanding the foregoing, the SEC will not accept Parent and the Issuers filings for any reason, Parent and the Issuers will post the reports referred to in the preceding paragraph on their website within the time periods that would apply if Parent and the

Issuers were required to file those reports with the SEC. Parent shall also conduct a public earnings call with senior management (not later than 10 days after providing each annual report on Form 10-K or quarterly report on Form 10-Q) which shall include a question and answer period.

(c) Notwithstanding the foregoing, if Parent (and any other direct or indirect parent), and any Subsidiary thereof which, directly or indirectly, owns any Capital Stock of either Issuer, fully and unconditionally Guarantees the Notes, the filing of such reports by such ultimate parent within the time periods specified above will satisfy such obligations, which for the avoidance of doubt need not include the information otherwise required by Rule 3-10 and Rule 3-16 of Regulation S-X promulgated by the SEC.

(d) In addition, Parent and the Issuers shall furnish to the Trustee and the Holders, upon their request, copies of the annual report to shareholders and, following the consummation of the Initial Public Offering, any other information provided by Parent to its public shareholders generally.

(e) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, Parent, the Issuers and the Subsidiary Guarantors will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(f) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.17. Reports to Trustee. (a) The Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year (which as of the date of this Indenture ends on December 31; and the Issuers shall provide prompt written notice to the Trustee in the event of a change to such fiscal year end), a certificate from the principal executive, financial or accounting officer of the Parent stating that the officer has conducted or supervised a review of the activities of the Parent and its Restricted Subsidiaries and their performance under this Indenture and whether, based upon such review, the signers thereof know of any Default that occurred during the previous year and if there has been a Default, specifying the Default and its nature and status.

(b) The Issuers will deliver to the Trustee within 30 days after the occurrence of a Default or Event of Default, an Officers’ Certificate setting forth the details of the Default or Event of Default, its status and what action the Issuers are taking or propose to take in respect thereto.

(c) The Issuers will deliver to the Trustee within 120 days after the end of each fiscal year of the Parent (which as of the date of this Indenture ends on December 31; and the Issuers shall provide prompt written notice to the Trustee in the event of a change to such fiscal year end) a written statement by the Parent’s independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and, if a Default or Event of has come to their attention, specifying the nature and period of the existence thereof.

(d) The Issuers will notify the Trustee, in writing, when any Notes are listed on any national securities exchange and of any delisting.

ARTICLE 5

MERGER AND CONSOLIDATION

Section 5.01. Merger and Consolidation. (a) An Issuer will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Issuer) will expressly assume, by a supplemental indenture (or other joinder agreement, as applicable) executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Issuer under the Notes, this Indenture, and the Security Documents and in compliance with the terms and conditions of the Term Intercreditor Agreement and the ABL Intercreditor Agreement, to the extent applicable;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of Section 4.06 or (B) the Consolidated Interest Coverage Ratio for the Successor Company would be equal to or greater than such ratio for the Issuers and the Restricted Subsidiaries immediately prior to such transaction;

(4) the Successor Company shall be a Subsidiary of Parent or shall be Parent or the successor of Parent; and

(5) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture, and the predecessor Issuer, other than in the case of a lease, will be released from the obligation to pay the principal of and interest on the Notes.

(c) Parent will not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any Person unless:

(1) except in the case of a Subsidiary Guarantor (A) that has been disposed of in its entirety to another Person (other than to an Issuer or a Subsidiary of Parent), whether through a merger, consolidation or sale of Capital Stock or assets or (B) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not any Subsidiary Guarantor or an Issuer) will expressly assume, by a supplemental indenture or other joinder agreement, as applicable), executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and the Security Documents;

(2) (A) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing and (B) in the case of any Restricted Subsidiary that owns any Capital Stock, directly or indirectly, of an Issuer, (i) the Restricted Subsidiary would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of Section 4.06 or (ii) the Consolidated Interest Coverage Ratio for the Issuers and the Restricted Subsidiaries would be equal to or greater than such ratio for the Issuers and the Restricted Subsidiaries immediately prior to such transaction; and

(3) the Issuers will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(d) Parent will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Parent”) will be a corporation (unless the Successor Parent is Parent, in which case it may be either a limited liability company or a corporation) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Parent (if not Parent) will expressly assume, by a supplemental indenture (or other joinder agreement, as applicable), executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent under this Indenture and Parent’s Notes Guarantee;

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(e) Notwithstanding the foregoing paragraphs (a) through (d) of this Section 5.01:

(1) any Restricted Subsidiary may Consolidate with, merge into or transfer all or part of its properties and assets to any Issuer or any Subsidiary Guarantor;

(2) any Restricted Subsidiary that is not a Subsidiary Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to another Restricted Subsidiary; provided that such Restricted Subsidiary is wholly-owned, either directly or indirectly, by an Issuer, Parent or a Subsidiary Guarantor; and

(3) an Issuer or a Subsidiary Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating or incorporating, as the case may be, such Issuer or such Subsidiary Guarantor in another jurisdiction within the United States of America, any state thereof or the District of Columbia to realize tax or other benefits; provided, however, that clauses (1), (2) and (5) of Section

5.01(a) shall continue to apply in a merger involving an Issuer and clauses (1), (2)(A) and (3) of Section 5.01(c) shall continue to apply in a merger involving a Subsidiary Guarantor.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. (a) Each of the following is an Event of Default with respect to the Notes:

(1) a Default in any payment of interest on the Notes when due and payable continued for 30 days;

(2) a Default in the payment of principal of any Note when due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

(3) the failure by the Issuers, Parent or any Guarantor to comply with its obligations under Article 5;

(4) the failure by the Issuers, Parent (where applicable) or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under Article 4 (other than Section 4.16), in each case, other than a failure to purchase the Notes;

(5) the failure by the Issuers, Parent or any Restricted Subsidiary to comply for 60 days after notice as specified in this Indenture with its other agreements contained in this Indenture;

(6) the failure by the Issuers, Parent or any Restricted Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuers or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a Default if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent or is with respect to the Synthetic Letter of Credit Facility or other Indebtedness owed to the Sponsor or an Affiliate of the Sponsor (other than a portfolio company of the Sponsor) (the “cross acceleration provision”);

(7) an involuntary case or other proceeding is commenced against any Issuer, Parent or a Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against any Issuer, Parent or a Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(8) any Issuer, Parent or a Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Issuer, Parent or a Significant Subsidiary or for all or substantially all of the property and assets of any Issuer, Parent or a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”);

(9) the rendering of any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50.0 million or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) against the Issuers, Parent or a Significant Subsidiary if such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment (the “judgment default provision”);

(10) any Notes Guarantee by Parent, any Subsidiary Guarantor which, directly or indirectly, owns any Capital Stock of an Issuer, or any Significant Subsidiary, or any group of Restricted Subsidiaries which collectively (as of the latest audited Consolidated financial statements for Parent) would constitute a Significant Subsidiary, ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or Parent, or any Subsidiary Guarantor which, directly or indirectly, owns any Capital Stock of an Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries which collectively (as of the latest audited Consolidated financial statements for Parent) would constitute a Significant Subsidiary, denies or disaffirms such Guarantor’s obligations under this Indenture or any Notes Guarantee and such Default continues for 10 days after receipt of the notice as specified in this Indenture;

(11) unless all of the Term Priority Collateral has been released from the first priority Liens in accordance with the provisions of the Security Documents, the First Priority Liens granted pursuant to the Security Documents on all or substantially all of the Term Priority Collateral cease to be valid, enforceable or, to the extent required by the Security Documents, perfected, and such Default continues for 30 days, or the Issuers or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and Parent fails to cause such Subsidiary to rescind such assertions within 30 days after Parent has actual knowledge of such assertions, or

(12) the failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

(b) The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c) However, a Default under clause (4), (5), (6), (9) or (12) of Section 6.01(a) will not constitute an Event of Default until the Trustee notifies the Issuers or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuers and the Trustee of the Default and the Issuers, Parent or the Guarantors, as applicable, do not cure such Default within the time specified in clause (4), (5), (6), (9) or (12) of Section 6.01(a) after receipt of such notice.

Section 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default pursuant to clauses (7) and (8) of Section 6.01(a) of an Issuer, Parent or any Subsidiary Guarantor that owns Capital Stock, directly or indirectly, of an Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, by notice in writing to the Issuers, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon proper delivery of such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer, Parent or any Subsidiary Guarantor that owns Capital Stock, directly or indirectly, of an Issuer occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. Furthermore, (a) the rights of the Trustee to direct the Collateral Agent to exercise remedies with respect to the Collateral are subject in all respects to the Term Intercreditor Agreement and (b) the rights of the Collateral Agent, in its capacity as Authorized Term Collateral Agent to exercise remedies with respect to the Collateral are subject in all respects to the ABL Intercreditor Agreement, notwithstanding any directions received from the Holders of the Notes and any other Term Obligations.

Section 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3) such Holders have offered the Trustee indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuers or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.

Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Issuers or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuers, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuers, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. Each Issuer and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated in this Indenture, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. Each Issuer and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power in this Indenture granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the TIA and as set forth in this Indenture. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision.

Section 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

(1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both conforming to Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and indemnity satisfactory to it in its sole discretion against any loss, liability, claim or expense that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, claim or expense.

(8) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer.

(9) In no event shall the Trustee be required to take notice of any default or breach hereof or any Default or Event of Default hereunder, except for Defaults or Events of Default specified in Section 6.01(a)(1) or (2) hereof, unless and until the Trustee shall have received from a Holder or from the Issuers express written notice of the circumstances constituting the breach, default, Default or Event of Default and stating that said circumstances constitute breach, default, Default or Event of Default.

(10) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(11) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, as Collateral Agent, Registrar and Paying Agent), and each agent, custodian and other Person employed to act hereunder.

(12) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(13) The Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4.

(14) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311. For purposes of TIA Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Issuers’ use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee, unless the Default has been cured; provided that, except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in TIA Section 313(c).

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2011, the Trustee will mail to each Holder, as provided in TIA Section 313(c), a brief report dated as of such May 15, if required by TIA Section 313(a), and file such reports with each securities exchange upon which its Notes are listed and with the SEC as required by TIA Section 313(d).

Section 7.07. Compensation and Indemnity. (a) The Issuers, jointly and severally, will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Issuers, jointly and severally, will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents, professional advisors and counsel.

(b) The Issuers, jointly and severally, will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Issuers’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Issuers.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in TIA Section 310(b), any Holder that satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Issuers may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuers. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuers, (1) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (2) the resignation or removal of the retiring Trustee will become effective, and (3) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon the reasonable request of any successor Trustee, the Issuers will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuers will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, TIA Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10. Eligibility. This Indenture must always have a Trustee that satisfies the requirements of TIA Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Issuers’ Obligations. (a) Subject to paragraph (b), the Issuers’ obligations under the Notes and this Indenture, and each Guarantor’s obligations under its Notes Guarantee (other than of Parent, Tower Automotive Holdings I, LLC or any Subsidiary Guarantor that, directly or indirectly, owns Capital Stock of either of the Issuers), and the obligations of the Issuers and the Subsidiary Guarantors under the Security Documents (except to the extent specifically provided for therein following the termination of the obligations of the Issuers and the Subsidiary Guarantors under such Security Documents), will terminate if:

(1) all Notes previously authenticated and delivered (other than (A) destroyed, lost or stolen Notes that have been replaced or (B) Notes that are paid pursuant to Section 4.01 or (C) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Issuers pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by them hereunder; or

(2) (A) the Notes have become due and payable, whether at maturity or on a Redemption Date, within sixty days, as a result of the mailing of notice of redemption, under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B) the Issuers irrevocably deposit in trust with the Trustee, as trust funds solely for the benefit of the Holders, funds or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay at maturity or upon redemption all outstanding Notes, including premium, if any, and interest thereon to maturity or such Redemption Date, as the case may be, and to pay all other sums payable under this Indenture by the Issuers with respect to the Notes,

(C) no Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuers are a party or by which they are bound, and

(E) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After satisfying the conditions in clause (1), only the Issuers’ obligations under Section 7.07 will survive. After satisfying the conditions in clause (a)(2), only the Issuers’ obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture other than the surviving obligations.

Section 8.02. Legal Defeasance. (a) After the 123rd day following the deposit referred to in clause (1) below, the Issuers will be deemed to have paid and will be discharged from their obligations in respect of the Notes and this Indenture, and all obligations of Parents and the Restricted Subsidiaries, other than their obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Notes Guarantee will terminate (other than the Notes Guarantee of Parent, Tower Automotive Holdings I, LLC or any Subsidiary Guarantor that, directly or indirectly, owns Capital Stock of either of the Issuers), and the obligations of the Issuers and the Subsidiary Guarantors under the Security Documents (except to the extent specifically provided for therein following the termination of the obligations of the Issuers and the Subsidiary Guarantors under such Security Documents) will terminate, provided the following conditions have been satisfied:

(1) The Issuers have irrevocably deposited in trust (the “defeasance trust”) with the Trustee, as trust funds solely for the benefit of the Holders, money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium (if any) and interest in respect of the Notes to redemption or maturity, as the case may be, provided for under arrangements satisfactory to the Trustee.

(2) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(3) The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuers are a party or by which they are bound.

(4) The Issuers have delivered to the Trustee

(A) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law), and

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5) If the Notes are listed on a national securities exchange, the Issuers have delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(6) The Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for in this Indenture relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Issuers’ obligations under this Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for the surviving obligations specified above.

The Issuers may exercise their legal defeasance option pursuant to this Section 8.02 notwithstanding their prior exercise of their covenant defeasance option pursuant to Section 8.03 below. If the Issuers exercise their legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

Section 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1) of Section 8.02, the Issuers may elect to terminate their obligations, and the obligations of Parent (where applicable) and the Restricted Subsidiaries, under Sections 4.06 through 4.15, inclusive, Section 10.03 and under the Security Documents (except to the extent specifically provided for therein following the termination of the obligations of the Issuers and the Subsidiary Guarantors under such Security Documents), and elect that the operation of the cross acceleration provision, the bankruptcy defaults with respect to Significant Subsidiaries (other than any Subsidiary Guarantor that owns Capital Stock, directly or indirectly, in an Issuer) and the judgment default provision and the limitations contained in clause (3) of Section 5.01(a) and clause (2)(B) of Section 5.01(c) will no longer constitute Events of Default, provided the Issuers have complied with clauses (1), (2), (3), (4) (except that the parenthetical of clause (4) shall not apply), (5) and (6) of Section 8.02 (such election, “covenant defeasance”).

(1) If the Issuers elect covenant defeasance pursuant to this Section 8.03, the Guarantors’ obligations under their Notes Guarantee will terminate (other than the Notes Guarantee of Parent, Tower Automotive Holdings I, LLC or any Subsidiary Guarantor that, directly or indirectly, owns Capital Stock of either of the Issuers).

(2) If the Issuers exercise their covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7), (8) (but in the case of (7) and (8) only with respect to Significant Subsidiaries that do not own any Capital Stock, directly or indirectly, of either of the Issuers), or (9) under Section 6.01(a) or because of the failure of the Issuers to comply with clause (3) of Section 5.01(a) or the Subsidiary Guarantors to comply with clause (2)(B) of Section 5.01(c).

Except as specifically stated above, none of the Issuers’ obligations under this Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited funds, money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such funds, money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to the Issuers. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Issuers upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Issuers upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Issuers publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look solely to the Issuers for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any funds, money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture, the Notes and the applicable Security Documents and the Guarantors’ obligations under the Notes Guarantees and the applicable Security Documents will be reinstated as though no such deposit in trust had been made. If the Issuers make any payment of principal of or interest on any Notes because of the reinstatement of their obligations, they will be subrogated to the rights of the Holders of such Notes to receive such payment from the funds, money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. (a) Without the consent of any Holder of Notes, the Issuers, the Guarantors, the Collateral Agent and the Trustee, as applicable, may amend or supplement this Indenture, the Notes or the Security Documents in order to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation of the obligations of any Issuer or any Guarantor under this Indenture and the Security Documents in compliance with the terms of this Indenture and the Security Documents;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add additional Subsidiary Guarantees or other Notes Guarantees or to confirm and evidence the release, termination or discharge of any Notes Guarantee when such release, termination or discharge is permitted under this Indenture;

(5) add additional assets as Collateral to secure the Notes and the Subsidiary Guarantees;

(6) release Collateral in compliance with this Indenture, the Term Intercreditor Agreement or the ABL Intercreditor Agreement;

(7) add additional secured creditors holding Additional Term Obligations or any other Secured Indebtedness permitted to be Incurred, so long as such obligations are in compliance with this Indenture and the Security Documents;

(8) add to the covenants of any Issuer, Parent or any Restricted Subsidiary for the benefit of the Holders of Notes or to surrender any right or power conferred upon any Issuer, Parent or any Restricted Subsidiary;

(9) make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of this Indenture;

(10) make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that

(A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and

(B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(11) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(12) convey, transfer, assign, mortgage or pledge as security for the Notes any property or assets in accordance with Section 4.08;

(13) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(14) add any Additional Notes as permitted by this Indenture; or

(15) conform the text of this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the ABL Intercreditor Agreement or the Term Intercreditor Agreement to any provision of the “Description of notes” contained in the offering memorandum relating to the Initial Notes to the extent that such provision in the “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Notes Guarantees, the Security Documents, the ABL Intercreditor Agreement or the Term Intercreditor Agreement (subject, in the case of the ABL Intercreditor Agreement and the Term Intercreditor Agreement, to the restrictions on amendments contained therein), which intent shall be evidenced by an Officers’ Certificate to that effect.

Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b) of this Section 9.02, this Indenture, the Notes and the Security Documents may be amended with the written consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes) and any past Default or compliance with any provisions with respect to the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder of an outstanding Note affected, an amendment or waiver may not

(1) reduce the amount of the Notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal amount of or extend the Stated Maturity of any installment of principal of any Note;

(4) reduce the amount payable (including premium) upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder of Notes to receive payment of principal of, and interest on, such Holder’s Notes on or after the due date thereof, or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8) modify the Notes Guarantees in any manner adverse to the Holders of Notes;

(9) make any change in the provisions of the ABL Intercreditor Agreement, the Term Intercreditor Agreement or this Indenture dealing with the application of proceeds of Collateral that would adversely affect the Holders of the Notes; or

(10) modify or change any provision of this Indenture affecting the ranking of the Notes or any Notes Guarantee in a manner adverse to the Holders of the Notes.

(c) Without the consent of the Holders of at least 66% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Notes.

(d) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(e) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Issuers will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuers will send supplemental indentures to Holders upon request. Any failure of the Issuers to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Issuers and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions and complies with the provisions of this Indenture. If the Trustee has received such an Opinion of Counsel and Officers’ Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture.

Section 9.05. Conformity With TIA. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

Section 9.06. Payments for Consents. Neither of Parent, the Issuers nor any of their Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

SECURITY INTEREST

Section 10.01. Grant of Security Interest. (a) The Issuers’ and the Subsidiary Guarantors’ obligations to pay the principal (and Applicable Premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture and all other Notes Obligations of the Issuers and the Subsidiary Guarantors hereunder, under the Notes, the Notes Guarantees and the Security Documents shall be secured as provided in the Security Documents.

(b) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders, without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Obligations under this Indenture and the Notes.

(c) To the extent applicable, within 60 days after each May 15, beginning with May 15, 2011, the Issuers will comply with Section 313(b) of the TIA relating to reports with respect to the Collateral (which for such purposes may assume that the certificate or opinion required by paragraph (1) of subsection (d) of Section 314 of the TIA is so required pursuant to this Indenture).

(d) Each Holder, by its acceptance of the Notes, (i) appoints the Trustee as Collateral Agent, (ii) authorizes and directs the Collateral Agent (x) to enter into the ABL Intercreditor Agreement, the Term Intercreditor Agreement (including in its capacity as Authorized Term Collateral Agent as of the Issue Date) and the Security Documents, whether as Trustee, Collateral Agent or Representative (under and as defined in the ABL Intercreditor Agreement, “Representative”), and to perform its obligations and exercise its rights thereunder in accordance therewith, and (y) to receive for the benefit of the Holders any funds collected or distributed under the ABL Intercreditor Agreement, the Term Intercreditor Agreement or the Security Documents to which the Trustee, whether as Trustee, Collateral Agent or Representative, is a party and to make further distributions of such funds to the Holders according to the provisions of this Indenture and (iii) without limiting the foregoing, consents and agrees to all of the terms and conditions of the ABL Intercreditor Agreement, the Term Intercreditor Agreement, the Security Agreement and the other Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral); provided that if any provision of the ABL Intercreditor Agreement, the Term Intercreditor Agreement or Security Documents limit or conflict with the requirements of the TIA, the TIA will control if this Indenture is required to be qualified under the TIA.

(e) In acting in its capacity as Collateral Agent, Authorized Term Collateral Agent or Representative, the Trustee shall not be (i) deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent, Authorized Term Collateral Agent or Representative to the extent that it acts in compliance with the terms and provisions of the ABL Intercreditor Agreement, the Term Intercreditor Agreement and the Security Documents or (ii) liable to the Holders for any action taken or omitted in compliance with the terms and provisions of the ABL Intercreditor Agreement, Term Intercreditor Agreement or the Security Documents.

(f) In the event (i) the Trustee shall receive any written request from an Issuer, a Subsidiary Guarantor or any other party to a Security Document, the ABL Intercreditor Agreement or the Term Intercreditor Agreement for consent or approval with respect to any matter or thing relating to any Collateral or such Issuer’s or such Subsidiary Guarantor’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of the ABL Intercreditor Agreement (including in its capacity as a “Representative”), the Term Intercreditor Agreement or any Security Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by an Issuer or a Subsidiary Guarantor of any covenant or any breach of any representation or warranty of such Issuer or such Subsidiary Guarantor set forth in the ABL Intercreditor Agreement, the Term Intercreditor Agreement or any Security Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or respond, or direct the Collateral Agent to respond, to such nonperformance or breach; provided that the Trustee’s right to direct the Collateral Agent to respond shall be subject to the terms of the ABL Intercreditor Agreement, the Term Intercreditor Agreement and the Security Documents. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the Notes then outstanding.

(g) In acting in its capacity as Collateral Agent, Authorized Term Collateral Agent or Representative, the Trustee shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and shall not be responsible for the filing, form or content of any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its or their possession if the Collateral is accorded treatment substantially equal to that which it or they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(h) In acting in its capacity as Collateral Agent, Authorized Term Collateral Agent or Representative, the Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its or their part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, as applicable, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers and the Subsidiary Guarantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Section 10.02. Release of Security Interest. (a) The Collateral Agent’s Liens on the Collateral shall be released in accordance with, and to the extent provided for in, Section 19 of the Security Agreement. Upon delivery by the Issuers to the Trustee and the Collateral Agent of an Officers’ Certificate describing the event which has resulted in the release of such Liens (and the Collateral subject to such release) and certifying that the release of such Liens has occurred in accordance with the Security Agreement (and, to the extent provided for in the Security Agreement, that the applicable transaction resulting in such release (if any) was effected in accordance with this Indenture, the Security Documents, the ABL Intercreditor Agreement and/or the Term Intercreditor Agreement), the Trustee and/or the Collateral Agent, as applicable, shall, if necessary, execute any reasonable document or termination statement necessary to release, or confirm the release of, such Liens, all at the written request and expense of the Issuers. Nothing set forth in this Section 10.02 shall limit the automatic Lien release provisions of any Security Document, the ABL Intercreditor Agreement or the Term Intercreditor Agreement.

(b) The release of the Collateral Agent’s Liens in any part of the Collateral shall not be deemed to impair any such Liens in other parts of the Collateral under this Indenture or the Security Documents, the ABL Intercreditor Agreement or the Term Intercreditor Agreement or be deemed to be in contravention of the provisions of this Indenture, any Security Document, the ABL Term Intercreditor Agreement or the Term Intercreditor Agreement if and to the extent such Liens in such part of the Collateral are released pursuant to the terms of this Indenture, the Security Documents, the ABL Intercreditor Agreement and the Term Intercreditor Agreement.

Section 10.03. Pledge of Additional Collateral, Etc. (a) If any Issuer or any Subsidiary Guarantor acquires or holds any assets or property that are not subject to the Liens securing the Notes Obligations (including because such Person was not previously party to the Security Agreement or any other applicable Security Document), subject to the following two sentences and certain exceptions described in Section 2 of the Security Agreement, such Issuer or such Subsidiary Guarantor shall execute and deliver such additional Security Documents (which may include supplements or joinders to any of the Security Documents) and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected first priority security interest (to the extent such assets constitute Term Priority Collateral) or second priority security interest (to the extent such assets constitute ABL Priority Collateral), subject only to Permitted Liens, in such assets or property and to have such assets or property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such assets or property to the same extent and with the same force and effect. If granting a security interest in such assets or property requires the consent of a third party, the Issuers will use commercially reasonable efforts to obtain such consent. If such third party does not consent to the granting of the first priority security interest after the use of such commercially reasonable efforts, the applicable Issuer or Subsidiary Guarantor will not be required to provide such security interest.

(b) The Issuers and the Subsidiary Guarantors shall comply with (i) the requirements set forth in the Security Agreement (including, without limitation, Sections 4(e), 4(f), 4(g) and 4(h) thereof), the ABL Intercreditor Agreement and the Term Intercreditor Agreement with respect to the pledge of additional Collateral, the perfection of the related security interests and the taking of related actions and (ii) all other covenants, agreements and obligations applicable to them contained in the Security Documents, the ABL Intercreditor Agreement or the Term Intercreditor Agreement.

(c) If an Issuer or any Subsidiary Guarantor shall at any time after the Issue Date grant a mortgage on any real property to secure the ABL Obligations, such Issuer or Subsidiary Guarantor shall provide a mortgage on such real property to secure the Term Obligations (including the Notes Obligations), subject to the priorities and other provisions set forth in the ABL Intercreditor Agreement and the Term Intercreditor Agreement. Other than to comply with the preceding sentence, the Issuers and the Subsidiary Guarantors are not required to grant a security interest to secure the Notes Obligations in (x) any owned or leased real property having a Fair Market Value (as determined in good faith by Parent) of $1.0 million or less or (y) any leasehold interests to the extent that the landlord therefor shall have not consented thereto notwithstanding the Issuers’ commercially reasonable efforts to secure such consent.

Section 10.04. Collateral Agent. (a) Wilmington Trust FSB is appointed as Collateral Agent for the benefit of the Holders of the Notes and shall initially act as Collateral Agent under this Indenture, the Security Documents and the Term Intercreditor Agreement and as “Representative” with respect to this Indenture under the ABL Intercreditor Agreement.

(b) Subject to the terms of the ABL Intercreditor Agreement and the Term Intercreditor Agreement, the Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of Notes, all Liens on the Collateral securing the Notes Obligations.

(c) All of the rights, protections, benefits, privileges, indemnities and immunities granted to the Trustee hereunder shall inure to the benefit of the Collateral Agent acting hereunder and under the Security Documents, the ABL Intercreditor Agreement and the Term Intercreditor Agreement.

Section 10.05. Replacement of Collateral Agent. The Collateral Agent shall automatically be deemed to have resigned or been removed upon the resignation or removal, as applicable, of the Trustee in accordance with Section 7.08 hereof.

Section 10.06. Ranking. The Trustee and each Holder of Notes by accepting a Note agrees, that:

(a) To the extent and in the manner provided in the ABL Intercreditor Agreement, (i) the Term Obligations Liens (including the Liens securing the Notes Obligations) are (x) subject to and junior in ranking to all present and future ABL Obligations Liens with respect to Collateral that is ABL Priority Collateral and (y) senior in ranking to all present and future ABL Obligations Liens with respect to Collateral that is Term Priority Collateral.

(b) As among the ABL Agent, the Term Agents, and the ABL Secured Parties and the Term Secured Parties, (i) the ABL Secured Parties and the ABL Agent will have the sole ability to control and obtain remedies with respect to all ABL Priority Collateral without the necessity of any consent or of any notice to any Term Agent or Term Secured Party, and (ii) the Term Secured Parties and Term Agents will have the sole ability to control and obtain remedies with respect to all Term Priority Collateral without the necessity of any consent or of any notice to any ABL Agent or ABL Secured Party, each subject to the limitations set forth in the ABL Intercreditor Agreement and the Term Intercreditor Agreement.

(c) To the extent and in the manner provided in the Term Intercreditor Agreement, the Liens securing the Notes Obligations are equal in ranking with the other present and future Term Obligations Liens on the Common Collateral.

(d) As among the Authorized Term Collateral Agent, the other Term Agents, the Controlling Term Secured Parties and the Non-Controlling Term

Secured Parties, the Authorized Term Collateral Agent will have the sole ability to control and obtain remedies with respect to the Common Collateral without the necessity of any consent or any notice to any other Term Agent or Term Secured Party, subject to the limitations set forth in, and the other provisions of, the ABL Intercreditor Agreement and the Term Intercreditor Agreement.

Section 10.07. Notes Obligations Not Subordinated. The provisions of Section 10.06 are intended solely to set forth the relative ranking, as Liens, of the Liens on the ABL Priority Collateral and the Term Priority Collateral securing the Notes Obligations as against (1) the Liens on the ABL Priority Collateral and the Term Priority Collateral securing the ABL Obligations and (2) the Liens on the ABL Priority Collateral and the Term Priority Collateral securing the other Term Obligations. The Notes Obligations are senior obligations of the Issuers and the Subsidiary Guarantors. Neither the Notes Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies in respect of the Collateral, which are subject to the ABL Intercreditor Agreement and Term Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of Section 10.06, in any respect subordinated, deferred, postponed, restricted or prejudiced.

ARTICLE 11

NOTES GUARANTEES

Section 11.01. The Notes Guarantees. (a) Subject to the provisions of this Article, the Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee (each such Guarantee, a “Notes Guarantee”), on a senior unsecured basis in the case of Parent and a senior secured basis in the case of the Subsidiary Guarantors, the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers and Parent (where applicable) under this Indenture (including obligations to the Trustee and Collateral Agent) and the Notes, whether for payment of principal of or interest on the Notes, fees, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). Each of the Guarantors also agrees to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable fees and expenses of counsel, agents and professional advisors) incurred by the Trustee, Collateral Agent and/or the Holders in enforcing any rights under the Notes Guarantees and such fees and expenses shall also be deemed “Guaranteed Obligations”. Upon failure by the Issuers to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

(b) Each Notes Guarantee is a continuing guarantee and shall (a) other than as provided elsewhere in this Article, remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

Section 11.02. Notes Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuers under this Indenture or any Note, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or any Note;

(c) any change in the corporate existence, structure or ownership of the Issuers, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuers or their assets or, except as set forth in Article 8 any resulting release or discharge of any obligation of the Issuers contained in this Indenture or any Note;

(d) the existence of any claim, set off or other rights which the Guarantor may have at any time against the Issuers, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing in this Indenture prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Issuers for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuers of the principal of or interest on any Note or any other amount payable by the Issuers under this Indenture; or

(f) any other act or omission to act or delay of any kind by the Issuers, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 11.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuers under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the

Issuers under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuers or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 11.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for in this Indenture, as well as any requirement that at any time any action be taken by any Person against the Issuers or any other Person.

Section 11.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuers under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuers with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuers hereunder or under the Notes remains unpaid.

Section 11.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuers under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuers, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 11.07. Limitation on Amount of Notes Guarantee. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent conveyance or fraudulent transfer under applicable fraudulent conveyance or fraudulent transfer provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Notes Guarantee are limited to the maximum amount that would not render such Guarantor’s obligations subject to avoidance or voidable under applicable fraudulent conveyance or fraudulent transfer provisions of the United States Bankruptcy Code or any comparable provision of state or federal law affecting the rights of creditors generally.

Section 11.08. Execution and Delivery of Notes Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Notes Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Notes Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 11.09. Release of Notes Guarantee. (a) The Subsidiary Guarantee of a Subsidiary Guarantor (but not of Parent, Tower Automotive Holdings I, LLC or any Subsidiary Guarantor that, directly or indirectly, owns Capital Stock of either of the Issuers) will be released automatically:

(1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Issuers or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

(2) if such Subsidiary Guarantor no longer Guarantees or is otherwise obligated as an issuer or borrower under any of: (a) the ABL Facility; (b) the Synthetic Letter of Credit Facility, (c) Indebtedness under Credit Facilities Incurred in reliance on clause (b)(1) of Section 4.06; or (d) any Material Capital Markets Indebtedness;

(3) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(4) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(5) at our election, during any Suspension Period; or

(6) if the Issuers exercise their legal defeasance option or their covenant defeasance option pursuant to Section 8.02 or Section 8.03 or if their obligations under this Indenture are discharged in accordance with the terms of this Indenture pursuant to Section 8.01.

(b) The Issuers shall notify the Trustee and the Holders if the Subsidiary Guarantee of any Subsidiary Guarantor is released and shall provide the Trustee with an Officers’ Certificate and Opinion of Counsel upon which the Trustee may conclusively rely. The Trustee shall execute and deliver an appropriate instrument confirming the release of any such Subsidiary Guarantor upon request of the Issuers.

ARTICLE 12

MISCELLANEOUS

Section 12.01. TIA. This Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA, excluding Sections 314(b) and 314(d) thereof (so long as this Indenture is not qualified pursuant to the TIA); it being understood, for the avoidance of doubt, that the Issuers are not required to have the Indenture qualified under the TIA and have not covenanted or agreed to qualify the Indenture under the TIA except to the extent so required, if at all, under the TIA.

Section 12.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the TIA, and the Issuers and the Trustee shall comply with the requirements of TIA Sections 312(a) and 312(b). Neither the Issuers nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Issuers may, but are not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by TIA Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 12.03. Notices. (a) Any notice or communication to the Issuers will be deemed given if in writing (1) when delivered in person or (2) five days after mailing when mailed by first class mail, or (3) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuers. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Issuers:

TOWER AUTOMOTIVE HOLDINGS USA, LLC

c/o Tower Automotive Holdings USA, LLC

17672 N. Laurel Park Drive, Suite 400E

Livonia, Michigan 48152

Facsimile: (248) 675-6800

Attention: James Gouin

      Nanette Dudek

and

TA HOLDINGS FINANCE, INC.

c/o Tower Automotive, LLC

299 Park Avenue

New York, NY 10171

Facsimile: (212) 891-1541

Attention: Dev B. Kapadia, Member of Board of Managers

with a copy to (which shall not constitute notice):

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, NY 10020

Facsimile: (973) 597-2425

Attention: Robert G. Minion, Esq.

      Lowell A. Citron, Esq.

if to the Trustee and/or the Collateral Agent:

WILMINGTON TRUST FSB

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention: Corporate Capital Markets

Facsimile: (302) 636-4145

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, New York 10036

Facsimile: (212) 881-9368

Attention: Bart Pisella, Esq.

      Timothy P. Kober, Esq.

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuers, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuers, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers will furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 12.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.07. Governing Law. This Indenture, including any Notes Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Section 12.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Issuers or any Subsidiary of the Issuers, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 12.09. Successors. All agreements of the Issuers or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 12.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 12.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of any Issuer or any Guarantor, as such, will have any liability for any obligations of such Issuer or such Guarantor under the Notes, any Notes Guarantee, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or the creation thereof. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

[remainder of page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TOWER AUTOMOTIVE HOLDINGS USA, LLC,
as an Issuer

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

TA HOLDINGS FINANCE, INC.,
as an Issuer

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

TOWER AUTOMOTIVE, LLC,
as Parent and as a Guarantor

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

TOWER AUTOMOTIVE HOLDINGS I, LLC,
as a Guarantor

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

[Signature Page to the Indenture]

TOWER AUTOMOTIVE HOLDINGS II(a), LLC,
as a Guarantor

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

TOWER AUTOMOTIVE HOLDINGS II(b), LLC,
as a Guarantor

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

TOWER AUTOMOTIVE OPERATIONS USA I, LLC,
as a Guarantor

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

TOWER AUTOMOTIVE OPERATIONS USA II, LLC,
as a Guarantor

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

[Signature Page to the Indenture]

TOWER AUTOMOTIVE OPERATIONS USA III, LLC,
as a Guarantor

By:	/s/ Mark Malcolm
	Name:	Mark Malcolm
	Title:	President

WILMINGTON TRUST FSB,
as Trustee and as Collateral Agent

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FACE OF NOTE]

TOWER AUTOMOTIVE HOLDINGS USA, LLC

TA HOLDINGS FINANCE, INC.

10.625% Senior Secured Note Due September 1, 2017

[CUSIP]

No.	$

Tower Automotive Holdings USA, LLC, a limited liability company organized under the laws of Delaware, and TA Holdings Finance, Inc., a Delaware corporation (collectively, the “Issuers”), for value received, promises to pay to                                         , or its registered assigns, the principal sum of                      DOLLARS ($            ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]1 on September 1, 2017.

Interest Rate: 10.625% per annum.

Interest Payment Dates: September 1 and March 1 of each year, commencing March 1, 2011.

Regular Record Dates: August 15 and February 15 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	To be included in any Global Note.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:
Name:
Title:

TA HOLDINGS FINANCE, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 10.625% Senior Secured Notes Due 2017 described in the Indenture referred to in this Note.

Date:

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

TOWER AUTOMOTIVE HOLDINGS USA, LLC

TA HOLDINGS FINANCE, INC.

10.625% Senior Secured Note Due September 1, 2017

1.	Principal and Interest.

The Issuers promise to pay the principal of this Note on September 1, 2017.

The Issuers promise to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 10.625% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the August 15 or February 15 immediately preceding the interest payment date) on each interest payment date, commencing March 1, 2011.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date]. 2 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Issuers will pay interest on overdue principal, at a rate per annum that is 1% in excess of 10.625%, and pay interest on overdue interest, premium or otherwise, at a rate per annum equal to 10.625%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuers for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuers will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Notes Guarantee

[2]	For Additional Notes, should be the date of their original issue.

This is one of the Notes issued under an Indenture dated as of August 24, 2010 (as amended from time to time, the “Indenture”), among the Issuers, the Guarantors party thereto and Wilmington Trust FSB, as Trustee and Collateral Agent. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general secured obligations of the Issuers. The Indenture limits the original aggregate principal amount of the Notes to $430,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed, as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Issuers deposit with the Trustee funds, money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuers may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 in principal amount and any higher integral multiple of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuers, Parent or any Subsidiary Guarantor that owns Capital Stock, directly or indirectly, of an Issuer occurs and is continuing, the Notes become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it in its sole discretion before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not adversely affect the rights of any Holder in any material respect.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuers will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuers with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to August 24, 2011, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuers pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: 9

If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                                         .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

TOWER AUTOMOTIVE HOLDINGS USA, LLC

TA HOLDINGS FINANCE, INC.

as Issuers,

TOWER AUTOMOTIVE, LLC

as Parent,

the Guarantors party hereto

and

WILMINGTON TRUST FSB,

as Trustee

10.625%

Senior Secured Notes

Due 2017

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,             , among TOWER AUTOMOTIVE HOLDINGS USA, LLC, a limited liability company organized under the laws of Delaware, and TA HOLDINGS FINANCE, INC., a Delaware corporation (collectively, the “Issuers”), TOWER AUTOMOTIVE, LLC (the “Parent”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and WILMINGTON TRUST FSB, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Parent, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of August 24, 2010 (the “Indenture”), relating to the Issuers’ 10.625% Senior Secured Notes due September 1, 2017 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Parent agreed pursuant to the Indenture to cause Domestic Subsidiaries to provide Notes Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned (other than the Issuers), by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein and in the Notes are deemed to be those of the Issuers and not of the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TOWER AUTOMOTIVE HOLDINGS USA, LLC
as an Issuer

By:
Name:
Title:

TA HOLDINGS FINANCE, INC.
as an Issuer

By:
Name:
Title:

TOWER AUTOMOTIVE, LLC
as Parent

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST FSB
as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT:

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”),

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), OR

(D) IT AND ANY TRANSFEREE OF A NOTE WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF THE NOTE THAT (A) ITS PURCHASE AND HOLDING OF THE NOTE IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE CODE OR ANY SIMILAR LAW OR (B) ITS PURCHASE AND HOLDING OF THE NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND

(2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY:

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(A) TO THE ISSUERS;

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUERS RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E

OID LEGEND

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS AUGUST 24, 2010. A HOLDER MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY FOR THESE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO TOWER AUTOMOTIVE HOLDINGS USA, LLC, 17672 LAUREL PARK DRIVE NORTH, SUITE 400E, LIVONIA, MICHIGAN 48152, ATTENTION: JAMES GOUIN, CHIEF FINANCIAL OFFICER.

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EXHIBIT F

Regulation S Certificate

                    ,

Wilmington Trust FSB, as Trustee and Registrar

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention: Corporate Capital Markets

Facsimile: (302) 636-4145

Re:	Tower Automotive Holdings USA, LLC
TA Holdings Finance, Inc.
10.625% Senior Secured Notes due 2017 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 24, 2010 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuers or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT G

Rule 144A Certificate

                    ,

Wilmington Trust FSB, as Trustee and Registrar

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention: Corporate Capital Markets

Facsimile: (302) 636-4145

Re:	Tower Automotive Holdings USA, LLC
TA Holdings Finance, Inc.
10.625% Senior Secured Notes due 2017 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 24, 2010 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 200  , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being

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made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuers as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT H

Institutional Accredited Investor Certificate

Wilmington Trust FSB, as Trustee and Registrar

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention: Corporate Capital Markets

Facsimile: (302) 636-4145

Re:	Tower Automotive Holdings USA, LLC
TA Holdings Finance, Inc.
10.625% Senior Secured Notes due 2017 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 24, 2010 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $100,000.

We agree for the benefit of the Issuers, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuers, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $100,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuers reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT I

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wilmington Trust FSB, as Trustee and Registrar
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Attention: Corporate Capital Markets
Facsimile: (302) 636-4145 OR

[Name of DTC Participant]]

Re:	Tower Automotive Holdings USA, LLC
TA Holdings Finance, Inc.
10.625% Senior Secured Notes due 2017 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 24, 2010 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $             principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	Wilmington Trust FSB, as Trustee and Registrar
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Attention: Corporate Capital Markets
Facsimile: (302) 636-4145

Re:	Tower Automotive Holdings USA, LLC
TA Holdings Finance, Inc.
10.625% Senior Secured Notes due 2017 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as
as of August 24, 2010 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $             principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT J

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

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